SCHEDULE 14C INFORMATION


Proxy Statement Pursuant to Section 14(c) of the Securities and
Exchange Act of 1934
(Amendment No. _____)


Filed by the Registrant                           [X]
Filed by a Party other than the Registrant        [ ]


Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement


                            LYRIC ENERGY, INC.
             (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (check the appropriate box):

[ ]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:

          Common Stock of Natural Gas Technologies, Inc.,
          $.001 par value

          Series 1994-A Preferred Stock of Natural Gas
          Technologies, Inc., $4.00 par value

          Series 1994-B Preferred Stock of Natural Gas
          Technologies, Inc., $4.00 par value

     2) Aggregate number of securities to which transaction applies:

          Common Stock:                      3,819,400
          Series 1994-A Preferred Stock:         9,597
          Series 1994-B Preferred Stock:        66,365

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          The underlying value of the transaction is $1,232,821, which is the book value of Natural Gas Technologies, Inc. as of January 31, 1997, the latest practicable date. There is no market for the securities of Natural Gas Technologies, Inc.

     4)   Proposed maximum aggregate value of transaction:

          $1,232,821

     5)   Total fee paid:      $  246.56


[ X ]     Fee paid previously with preliminary materials.

[   ]     Check box if any part of the fee is offset as provided
          by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:

     2)   Form, Schedule or Registration Statement Number:

     3)   Filing party:

     4)   Date filed:







                            LYRIC ENERGY, INC.
                      1013 West 8th Avenue
                           Amarillo, Texas 79101




                    INFORMATION STATEMENT AND
            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD AUGUST 11, 1997



To the shareholders of Lyric Energy, Inc.:

    A Special Meeting of the shareholders of Lyric Energy, Inc. (the "Company") will be held at 16775 Addison Road, Suite 300, Dallas, Texas 75248, at 2:00 P.M. (CST) on Monday, August 11, 1997, or at any adjournment or postponement thereof, to act upon the following:

          (1) To consider and act upon a one share for 240.597 share (1 for 240.597) reverse stock split of the Company's $.01 par value common stock;

          (2) To consider and act upon an Amendment to the Company's Articles of Incorporation to authorize 10,000,000 shares of no par value preferred stock, 9,597 of which shall be designated as Series 1994-A Preferred Stock, 66,360 of which shall be designated as Series 1994-B Preferred Stock and the remainder to be reserved for future issuance in the discretion of the Board of Directors;

          (3) To consider and act upon an Amendment to the Company's Articles of Incorporation to change the name of the Company to Natural Gas Technologies, Inc.;

          (4) To consider and act upon an Amendment to the Company's Articles of Incorporation to eliminate the liability of Directors and Officers in certain circumstances;

          (5) To consider and act upon an Amendment to the Company's Articles of Incorporation to reduce the voting requirement for certain fundamental corporate actions; and

          (6) To consider such other business as may properly come before the meeting.


    Details relating to this matter are set forth in the attached
Information Statement. All shareholders of record as of the close of business on June 30, 1997 will be entitled to notice of, and to vote at, such meeting or at any adjournment or postponement thereof.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              /s/ Brent Wagman
                              Brent Wagman
                              Chairman of the Board





    June 27, 1997
                           INFORMATION STATEMENT

                       LYRIC ENERGY, INC.
                      1013 West 8th Avenue
                           Amarillo, Texas 79101
                         (806) 376-6142

    SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 11, 1997





    This Information Statement is furnished in connection with the special meeting of Lyric Energy, Inc. (the "Company"), a Colorado corporation, to be held at 2:00 P.M. on August 11, 1997 at 16775 Addison Road, Suite 300, Dallas, Texas 75248, or at any adjournment or postponement thereof. The Company anticipates that this Information Statement will be first mailed or given to all shareholders of the Company on or about July 7, 1997. The Company is not soliciting proxies. Approval of the proposed Amendments to the Company's Articles of Incorporation, including the authorization of preferred stock, requires the affirmative vote of two-thirds of all issued and outstanding shares of $.01 par value common stock ("Common Stock"). The approval of the reverse stock split requires the affirmative vote of a majority of all votes present at the Special Meeting in person or by proxy. Abstentions and broker non-votes will be treated as negative votes.

This Information Statement is being distributed on behalf of the Company, but all of the expenses involved in preparing, assembling and mailing this Information Statement and the material enclosed herewith will be paid by Natural Gas
Technologies, Inc. ("NGT") pursuant to an agreement between the Company and NGT.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                          NOT TO SEND US A PROXY.


                 VOTING SHARES AND PRINCIPAL SHAREHOLDERS

    The close of business on June 30, 1997, has been fixed by the Board of Directors of the Company as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. At such date, there were outstanding 250,000,000 shares of the Company's $.01 par value common stock (hereinafter referred to as the "Common Stock"), each of which entitles the holder thereof to one vote per share on each matter which may come before the meeting. The Company has no other class of voting securities outstanding.

A majority of the issued and outstanding shares of the Common
Stock entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholders' meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of June 26, 1997, the Common Stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock ("Principal Shareholders"), all Directors and Officers individually and all Directors and Officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown. There are no contractual arrangements or pledges of the Company's securities, known to the Company, which may at a subsequent date result in a change of control of the Company.


                    Amount of           Amount of
                    Beneficial          Beneficial
                    Ownership Before    Ownership After
                    Reverse Split and   Reverse Split and
                    Share Exchange(1)   Share Exchange
Name and
Address of
Beneficial          Common    % of      Common    % of
Owner               Stock     Class(2)  Stock     Class(3)


Natural Gas    203,041,517(5)   81%     ---(4)     ---
 Technologies
 Inc.
16775 Addison Road
Suite 300
Dallas, TX 75248

Brent Wagman (5)    ----      ----   1,257,226(6)  29%
Chairman of the Board
16775 Addison Road
Suite 300
Dallas, TX 75248

Warren Donahue (5)  ----      ----     512,500(7)  12%
Director
16775 Addison Road
Suite 300
Dallas, TX 75248

G.E. Stahl       3,577,402      1%      14,820    0.4%
President,
 Director
1013 West 8th Avenue
Amarillo, TX 79101

All Officers
 and Directors
 as a Group
 (three per-
  sons)          3,577,402      1%   1,784,546    41%
__________________________


(1) Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within sixty days through means, including but not limited to, the exercise of any option, warrant or conversion of a security. The Company has no options or warrants outstanding.

(2) Based upon 250,000,000 shares issued and outstanding prior to the Reverse Split described herein.

    (3) Based upon 4,221,575 shares issued and outstanding after the Reverse Split and the Share Exchange described herein. The actual manner of Shares issued and outstanding may be slightly different due to rounding after the reverse split.

(4) All Shares of the Company held by NGT will be distributed to NGT shareholders in the Share Exchange.

    (5)  Mr. Wagman and Mr. Donahue are directors of NGT and Mr.
Wagman is also President and Chief Executive Officer of NGT and therefore may also be considered beneficial owners of the Company's shares owned by NGT pursuant to Rule 13d-3.

(6)  Includes 194,726 shares held by Wagman Petroleum, Inc. and
212,500 shares held by Long Boat Trust. Mr. Wagman may be deemed the beneficial owner of all such shares.

(7) Includes 150,000 shares underlying an option which will be issued to Mr. Donahue in the Share Exchange to replace a similar option held by him in NGT. The option will be exercisable any time for 54 months after the Company raises gross proceeds of at least $1 million in an offering of securities of the Company.

           DESCRIPTION OF BUSINESS AND PROPERTIES OF THE COMPANY

Lyric Energy, Inc. (the "Company") was incorporated in Colorado on April 25, 1980. On February 3, 1981, the Company completed a registered public offering of 20,000,000 shares of its Common Stock, and received gross proceeds of $2,000,000 therefrom. The Company was an active oil and gas producing company from its inception until July 31, 1991.

For the fiscal year ending April 30, 1991 the net loss was $360,791 and for 1990 and 1989 was $290,561 and $266,799,
respectively. The principal cause of the losses was the interest being accrued but not paid on the Company's bank note with the Amarillo National Bank (the "Bank"). The original principal of the Bank note was $1,815,869. By April 30, 1991 principal and unpaid interest had grown to $3,209,761. The Company was unable to pay the interest.

    Effective July 31, 1991 the Company entered into an agreement with the Bank whereby the Company assigned to the Bank interest in certain oil and gas producing properties having a present worth discounted at 10% of $297,600, and (ii) 3,800,000 shares of the Company's Common Stock and the Bank cancelled all past due notes including accrued interest through July 31, 1991. In addition the Company agreed to assign to the Bank small overriding royalty interests in any wells the Company subsequently drilled on one proved undeveloped oil property in Moore County, Texas and on any oil and gas subsequently drilled by the Company in the Thalia area of Foard County, Texas. The Company did not drill any such wells.

Other oil and gas leases owned by the Company on July 31, 1991, were assigned to other operators or expired by their own terms for failure to develop or failure to produce. The Company agreed to continue to operate the Okmulgee oil and casinghead gas producing properties consisting of the properties in the Creek Indian designated unit as designated by the Oklahoma Corporation Commission for a six month period. At the end of that six month period the Company agreed with the Bank that the Company would, if the production warranted, effectuate a production payment with the Bank providing that the Bank would receive 75% of the Company's revenue after expenses from the Creek Indian Unit until the Bank received $100,000 or alternately the Company would sell the properties in the unit and give to the Bank the proceeds of such sale. The Company subsequently sold the Okmulgee oil and casinghead gas producing properties to an unrelated third party and paid the proceeds to the Bank in accordance with this agreement.

After assigning to the Bank the oil and gas producing properties described above, the Company still had interests in some oil and gas properties. All of those oil and gas properties subsequently were either plugged and abandoned or ceased producing and expired by their own terms for failure to develop or failure to produce. With the exception of one property in Moore County, Texas, which was sold to an unrelated third party in exchange for an obligation by that party to plug and abandon the wells at the appropriate time and relieve the Company of that obligation and a modest amount of cash which was not sufficient to completely pay the outstanding obligations of that property at the time of sale. The amount of such unpaid invoices were owed to Stahl Petroleum Company, a company owned and controlled by the President of the Company, which waived the payment of the balance due.

As a consequence of the foregoing transactions, the Company had no source of cash flow or income and no properties with any appreciable value.

The Company is currently engaged in the business of attempting to consummate an acquisition of an operating company in order to carry on the business of the operating company. The Company has a letter of intent to acquire Natural Gas Technologies, Inc. ("NGT"), which currently owns 81 percent of the Company's Common Stock. See "Share Exchange Transaction."

                                COMPETITION

Upon acquisition by the Company of NGT, the Company will be engaging in the oil and gas business. Competition in the oil and gas business is intense, particularly with respect to the acquisition of producing properties, proved undeveloped acreage and leases. Major and independent oil and gas companies actively bid for desirable oil and gas properties and for the equipment and labor required for their operation and development. Many of the Company's competitors will have financial resources and exploration and development budgets that are substantially greater than those of the Company, and these may adversely affect the Company's ability to compete.

                          REGULATION AND TAXATION

The Company's oil and gas business will be subject to various federal, state and local laws and governmental regulations which may be changed from time to time in response to economic or political conditions. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation and environmental protection. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas.

The Company's operations could result in liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. The Company could be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on the Company's financial condition and results of operations. The Company intends to maintain insurance coverage for its operations, including limited coverage for sudden environmental damages, but does not believe that insurance coverage for environmental damages that occur over time will be available at a reasonable cost. Moreover, the Company does not believe that insurance coverage for the full potential liability that could be caused by sudden environmental damages will be available at a reasonable cost. Accordingly, the Company may be subject to liability or may lose substantial portions of its properties in the event of certain environmental damages. The Company could incur substantial costs to comply with environmental laws and regulations.

The Oil Pollution Act of 1990 imposes a variety of regulations on "responsible parties" related to the prevention of oil spills. The implementation of new, or the modification of existing, environmental laws or regulations, including regulations promulgated pursuant to the Oil Pollution Act of 1990, could have a material adverse impact on the Company.

The recent trend toward stricter standards in environmental legislation and regulation is likely to continue. For instance, legislation has been introduced in Congress that would reclassify certain exploration and production wastes as "hazardous wastes" which would make the reclassified wastes subject to much more stringent handling, disposal and clean-up requirements. If such legislation were enacted, it could have a significant impact on the operating costs of the Company, as well as the oil and gas industry in general. Initiatives to further regulate the disposal of oil and gas wastes are also pending in certain states, and these various initiatives could have a similar impact on the Company.

                         EMPLOYEES AND PROPERTIES

The Company has one part-time, non-compensated employee, its President. The Company's President devotes a modest amount of time to the Company's business. The Company utilizes the secretaries and bookkeepers employed by Stahl Petroleum Company. The Company's offices are located at 1013 West 8th Avenue, Amarillo, Texas 79101, in space which the Company shares with Stahl Petroleum Company. The Company does not pay Stahl Petroleum Company for secretarial and accounting services, office rent, miscellaneous expenses or any other services or material. In connection with the Share Exchange, the Company will be moving its offices to the offices of NGT and will no longer utilize the employees of Stahl Petroleum Corporation.

                             LEGAL PROCEEDINGS

The Company knows of no pending or threatened legal proceedings which could result in a material loss to the Company.

                             PLAN OF OPERATION

The Company is currently focusing on the proposed transaction with NGT described below. In the event that transaction does not proceed, the Company will focus on the identification and evaluation of other prospective merger or acquisition "target" entities including private companies, partnerships or sole proprietorships.

           ACQUISITION OF CONTROL AND SHARE EXCHANGE TRANSACTION

The Company has entered into a letter of intent dated January 2, 1997 and modified March 17, 1997 (the "Letter of Intent") with Natural Gas Technologies, Inc. ("NGT") for a share exchange
transaction ("Share Exchange").   The Letter of Intent become
binding by the March 17, 1997 amendment. The reason for the Share Exchange is to carry out the Company's Plan of Operation to acquire an operating company. Prior to entering into the Letter of Intent, the Company and NGT were unrelated and NGT held no shares of the Company.

NGT is a company engaged in the exploration, development and production of oil and gas. Its principle executive offices are located at 16775 Addison Road, Suite 300, Dallas, Texas 75248, phone (972) 713-6050. It was incorporated in Texas in 1993 and currently has interests in a total of 110 wells located in various regions in Texas. As of the end of NGT's last fiscal year, it had proved and developed reserves of 298,303 barrels of oil and 211,048 MMCF (millions of cubic feet) of natural gas.

Pursuant to the Letter of Intent, NGT loaned the Company $100,000 pursuant to a non-interest bearing Convertible Promissory Note (the "Note"). The Note had a maturity date of December 31, 1997 and automatically converted into 203,041,517 shares of the Company's Common Stock upon (i) the Company coming into current compliance with the Securities Exchange Act of 1934, as amended, and (ii) the Company obtaining a waiver from Amarillo National Bank of certain non-dilution rights in favor of the Bank. The Note converted by its terms on April 10, 1997, which resulted in NGT obtaining a controlling interest in Lyric. Previously, no single person or voting group controlled the Company. G.E. Stahl was the sole Director and approved the transaction in that capacity. The source of the $100,000 was a loan to NGT from Brent Wagman, NGT's President.

The Share Exchange will commence after the approval of the matters on the agenda at the Special Meeting. By virtue of the shares acquired by NGT upon conversion of the Note, NGT holds sufficient votes to assure shareholder approval of all of the matters on the agenda. The Share Exchange will take place in two stages. The first stage will occur immediately after the Special Meeting and will consist of the exchange of approximately 2,691,000 shares of the authorized but unissued post-reverse split shares of the Company for 3,405,900 NGT common shares, which constitutes approximately 85 percent of the equity interests in NGT. The NGT shares to be exchanged in the first stage are held by certain officers, directors, affiliates and sophisticated investors. The Company will control NGT upon completion of the first stage.

The second stage will occur upon the approval by NGT shareholders of the exchange of the remaining shares pursuant to an S-4 Registration Statement and Proxy Statement which registers the exchange of all of the remaining equity interests in NGT into shares of the authorized but unissued post-reverse split shares of the Company and further provides for the distribution of the 843,908 post-reverse split shares of the Company issued to NGT upon conversion of the Note to the shareholders of NGT immediately prior to the Share Exchange. It is also contemplated that the shares issued in the first stage of the Share Exchange will be registered by such registration statement. NGT has outstanding 9,597 shares of Series 1994-A preferred shares and 66,360 shares of Series 1994-B preferred shares. These preferred shares are non-voting and will be converted upon the second stage of the share exchange into the same number of Series 1994-A and Series 1994-B preferred shares of the Company. These shares are to be authorized and designated at the Special Meeting and are described below. As of the record date, the Series 1994-A Shares of NGT have accrued an aggregate of $9,175 in dividends and the Series 1994-B Shares of NGT have accrued an aggregate of $17,150 in dividends. These amounts will become accumulated but unpaid dividends of the respective series of preferred stock of the Company to be issued in the exchange. The Company intends to surrender the NGT preferred shares it acquires in the Share Exchange. Upon completion of the Share Exchange, the current shareholders of the Company will hold approximately five percent of the total outstanding shares of the Company and the shareholders of NGT will hold the remaining 95 percent, assuming conversion of the preferred shares to be issued in the Share Exchange.

The material terms of the Note and the Share Exchange were negotiated and agreed to by the Company and NGT prior to NGT obtaining control of the Company. The terms were the result of arms' length negotiations between the Company and NGT. In light of the independence of the companies at the time of the negotiations and the Company's lack of assets and operations, the Board of Directors determined that an independent valuation or fairness opinion would offer very little support to the valuation of the transaction. Factors considered in determining the amount of the Note and the percentage of shares held by either party subsequent to all conversions were (i) funds necessary to pay off the Company's debts, (ii) expenses to bring the Company's reports current, (iii) the amount of debt to be forgiven, (iv) the market for the Company's shares, (v) the inability of NGT to utilize the Company's loss carryforward, and (vi) the relative value of the two businesses as determined by each Company's Board of Directors.

The Share Exchange is expected to be accounted for as a purchase.
The Share Exchange is structured as a tax-free reorganization and should not have any tax consequences for the shareholders of the Company or NGT.

Under Colorado law, the Share Exchange may be effected by resolution of the Board of Directors of the Company. Approval of the shareholders of the Company is not required and Colorado law does not grant dissenter's rights to the shareholders of the Company.

The Share Exchange remains conditional upon the completion of final documentation therefor, but is probable to occur. The Reverse Split and the other matters under consideration at the Special Meeting are not conditional upon the completion of the Share Exchange and will be effected upon approval at the Special Meeting.

    As indicated above, NGT loaned the Company $100,000 pursuant to a Convertible Note which has been converted according to its terms. The Company used a portion of the $100,000 proceeds from this transaction to pay $48,811 in accounts payable plus an additional $35,000 for past uncompensated services to Stahl Petroleum Corporation, which is owned and controlled by G.E. Stahl, the Company's President. Other than these transactions, none of the Officers and Directors of the Company have an interest in the Share Exchange or any matter to be acted upon at the Special Meeting except interests arising solely from their ownership of securities in the Company and NGT. See "Security Ownership of Certain Beneficial Owners and Management."

                  MARKET AND DIVIDEND INFORMATION FOR NGT

There is currently no public trading market for NGT's common or preferred shares. As of June 26, 1997, there were 135 holders of record of NGT's common shares, eight holders of NGT's Series 1994-A Preferred Shares and 19 holders of NGT's Series 1994-B Preferred Shares. To date, NGT has paid no dividends on its common or preferred shares.



                NGT MANAGEMENT'S DISCUSSION AND ANALYSIS
            OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

     Natural Gas Technologies, Inc. ("NGT") was incorporated in April 1993 and commenced operations in June 1993. NGT acquired interests in various oil and gas properties in February 1994 and June 1994 and has been active in the oil and gas industry since that time.

     NGT uses the full cost method of accounting for its oil and gas producing activities and, accordingly, capitalizes all costs incurred in the acquisition, exploration, and development of proved oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded.

     NGT entered into a letter of intent dated January 2, 1997, as modified on March 17, 1997, whereby NGT obtained on April 10, 1997 a controlling interest in Lyric Energy, Inc. ("Lyric"), an SEC registrant, and pursuant to which Lyric will acquire NGT in a share exchange transaction whereby the shareholders of NGT will upon completion of the transaction hold approximately 95 percent of the total outstanding shares of Lyric. See "Acquisition of Control and Share Exchange Transaction."

Results of Operations

Nine Months Ended January 31, 1997 Compared With Nine Months
Ended January 31, 1996

     Oil and gas revenues. Oil and gas revenues decreased by $39,445, or 39%, to $62,459 for the nine months ended January 31, 1997 compared with $101,904 for the 1996 period. This decrease was primarily attributable to a decline in production due to a significant number of wells being out of production during the 1997 period for workover and recompletion.

     Lease operating expenses. Lease operating expenses decreased by $38,702, or 44%, to $49,222 for the nine months ended January 31, 1997 compared with $87,924 for the 1996 period. This decrease was primarily attributable to a decline in royalty production volumes due to a significant number of wells being out of production during the 1997 period for workover and recompletion.

     Depreciation, depletion and amortization. Depreciation, depletion and amortization decreased by $9,679, or 35%, to $18,352 for the nine months ended January 31, 1997 compared with $28,031 for the 1996 period. This decrease was primarily attributable to certain wells of NGT going out of production.


     Professional fees. Professional fees increased $18,142 or 374%, to $22,994 for the nine months ended January 31, 1997 compared to $18,142 for the 1996 period primarily due to fees associated with the pending reorganization with Lyric. See "Acquisition of Control and Share Exchange Transaction."

     Consulting fees. Consulting fees of $80,000 for the nine months ended January 31, 1997 were attributable to stock issued in exchange for consulting services related to obtaining financing for NGT.

     Director fees. Director fees decreased $16,667, or 44%, to $20,833 for the nine months ended January 31, 1997 compared to $37,500 for the 1996 period primarily due to the completion of the amortization of a stock award to a director of NGT.

     Interest expense. Interest expense decreased by $16,852, or 85%, to $2,998 compared to $19,850 for the 1996 period primarily due to a reduction in debt accomplished by the issuance of NGT stock.

     Net loss. Net loss for the nine months ended January 31, 1997 increased $56,122, or 60%, to $150,083 compared to $93,961 for the 1996 period primarily due to consulting fees during the 1997 period and higher professional fees and lower oil and gas revenues during the 1997 period, partially offset by lower lease operating expenses, depreciation, depletion and amortization, and interest expense for the 1997 period.

Three Months Ended January 31, 1997 Compared With Three Months
Ended January 31, 1996

     Oil and gas revenues. Oil and gas revenues decreased by $11,053, or 34%, to $21,682 for the three months ended January 31, 1997 compared with $32,735 for the 1996 period. This decrease was primarily attributable to a decline in production due to a significant number of wells being out of production during the 1997 period for workover and recompletion.

     Lease operating expenses. Lease operating expenses decreased by $24,364, or 63%, to $14,596 for the three months ended January 31, 1997 compared with $38,960 for the 1996 period. This decrease was primarily attributable to management's decision to defer expenses for reworking of wells into future periods when financing became available. NGT incurred substantial reworking expenses in the fourth quarter of fiscal 1997.

     Professional fees. Professional fees increased $18,142, or 374%, to $22,994 for the three months ended January 31, 1997 compared to $4,852 for the 1996 period primarily due to fees associated with the pending reorganization with Lyric.

     Consulting fees. Consulting fees of $80,000 for the three months ended January 31, 1997 were attributable to stock issued in exchange for consulting services related to obtaining financing for NGT.

     Director fees. Director fees of $12,500 for the three months ended January 31, 1996 were attributable to the amortization expense associated with the issuance of stock in October 1993 to a director as compensation for his services as a director for three years.

     Net loss. Net loss for the three months ended January 31, 1997 increased $70,273, or 181%, to $109,177 compared to $38,904 for the 1996 period primarily due to consulting fees for the 1997 period, higher professional fees and lower oil and gas revenues during the 1997 period, partially offset by lower lease operating expenses and lower director fees for the 1997 period.

Comparison of Years Ended April 30, 1996 and 1995

     Oil and gas revenues. Oil and gas revenues decreased by $10,984, or 8%, to $133,030 for the year ended April 30, 1996 compared with $144,014 for the 1995 period. This decrease was primarily attributable to physical depletion of reserves.

     Lease operating expenses. Lease operating expenses increased by $3,786, or 3%, to $114,410 for the year ended April 30, 1996 compared with $110,624 for the 1995 period. This increase was primarily attributable to reworking of wells during the year ended April 30, 1996. Some of the reworks did not result in substantial increased production and as a result oil and gas revenue did not grow proportionately during the same period.

     Depreciation, depletion and amortization. Depreciation, depletion and amortization increased by $17,723, or 76%, to $40,962 for the year ended April 30, 1996 compared with $23,239 for the 1995 period. This increase was primarily attributable to the physical decline in the amount of depletable reserves as of April 30, 1996, which required an increased charge to depletion for the fiscal year then ended.

     Professional fees. Professional fees of $10,571 for the year ended April 30, 1996 were primarily due to legal services with respect to the cancellation of 150,000 shares of common stock issued for services that were never provided to NGT.

     Management and consulting fees. Management and consulting fees of $90,000 for the year ended April 30, 1996 were attributable to stock issued in exchange for services including financial relations and finding a merger candidate.

     Rent. Rent decreased $9,978, or 70%, to $4,200 for the year ended April 30, 1996 compared to $14,178 for the 1995 period due to NGT's move to smaller offices.

     Offering costs. Offering costs for the year ended April 30, 1996 decreased $109,061, or 96%, to $4,000 compared to $113,061 for the 1995 period primarily due to the higher costs for the 1995 period attributable to a private placement effective July 1, 1994 of 337,235 shares and 16,360 shares of NGT's common stock and Series B Preferred Stock, respectively.

     Other expenses. Other expenses for the year ended April 30, 1996 decreased $14,249, or 81%, to $3,339 compared to $17,588 for the 1995 period primarily due to significantly less business travel during the 1996 period.

     Interest expense. Interest expense for the year ended April 30, 1996 decreased $11,515, or 29%, to $28,207 compared to
$39,722 for the 1995 period primarily due to interest expense for the 1995 period attributable to NGT's note payable to Wagman Petroleum, Inc., which note was exchanged during the 1996 period for shares of NGT's common stock.

     Net loss. Net loss for the year ended April 30, 1996 decreased $20,265, or 8%, to $220,831 compared to $241,096 for the 1995 period primarily due to lower offering costs, interest expense and rent, partially offset by lower oil and gas revenues and higher lease operating expenses, depreciation, depletion and amortization and management and consulting fees.

Liquidity and Capital Resources

     On January 31, 1997, NGT had only $237 in cash on hand.  The
Company's primary sources of liquidity are proceeds from stock issuances, advances from related parties and borrowings. The
Company's principal cash needs are for the exploration and development of oil and gas properties.

     Cash flow. NGT's net cash provided by operating activities decreased $14,663, or 52%, to $13,354 for the nine months January 31, 1997 compared with $28,017 in the 1996 period primarily due to a higher net loss for the period, partially offset by higher noncash expenses and lower noncash revenues. Net cash used in investing activities decreased $28,000, or 66%, to $14,585 for the nine months ended January 31, 1997 compared to $42,585 in the 1996 period primary due to higher purchases of fixed assets and oil and gas properties in the 1996 period, partially offset by an investment in Wagman Petroleum, Inc. stock in the 1997 period.

     Net cash provided by financing activities was $962 for the nine months ended January 31, 1997, consisting of advances from related parties, partially offset by note payments, compared with net cash provided of $15,030 in the 1996 period attributable to advances from related parties.

     NGT's net cash used by operating activities decreased $49,364, or 58%, to $35,245 for the year ended April 30, 1996 compared with $84,609 in the 1995 period primarily due to higher noncash expenses and a lower net loss during the 1996 period.

          Net cash used in investing activities increased 205% to $22,226 during the year ended April 30, 1996 compared with $7,277 in the 1995 period primarily due to increased capital expenditures for the purchase of fixed assets.

     Net cash provided by financing activities was $57,958 for the year ended April 30, 1996 compared to $91,893 for the 1995 period. This decrease was attributable to increased borrowings from related parties and the issuance of stock in the 1995 period.

     Capital expenditures. NGT's expenditures for the purchase of fixed assets and oil and gas properties are the primary use of its capital resources. NGT has no current commitments for capital expenditures, but its current business plan calls anticipates material capital expenditures during the fiscal year ended April 30, 1998, subject to the availability of capital.
NGT anticipates raising capital for additional capital expenditures through the public or private sale of securities and/or through bank loans. The amount of future capital expenditures will depend upon a number of factors including the impact of oil and gas prices on investment opportunities, the availability of capital and the success of its development activity which could lead to funding requirements for further development.

Subsequent Events

     During the quarter ended April 30, 1997, NGT entered into three significant transactions which are expected to have a material impact on financial results in future periods.

     Interior Energy, Inc. NGT purchased all of the issued and outstanding stock of Interior Energy, Inc., a Texas corporation ("Interior"). The consideration for the purchase was 370,000 shares of NGT's common stock, $500,000 cash and assumption of a note with a remaining balance of $3,000,000 due in 1999.
Interior holds two oil and gas property interests. The first is a series of leases for an approximately 1,020 acre oil field known as the East Milham Sand Unit. This property contains approximately 45 oil wells, eight of which are active. NGT is currently re-equipping a number of the wells and hopes to substantially increase production through the use of new polymer technologies and the changing of the flood pattern. Current work is being financed by an equity investment in NGT by two of its directors. Future work is expected to be financed through public or private offerings of securities or bank loans.

     The second property held by Interior is known as the Waggoner M Lease. This lease is for an approximately 90 acre oil field with 32 wells. The property has previously produced over 300,000 barrels of oil under primary recovery. NGT intends to place this property into secondary recovery subject to availability of capital for necessary re-equipping of wells.

     Norton Palo Pinto Field. NGT acquired a fifty percent working interest in this field in consideration of 120,000 shares of its common stock and the assumption of $12,500 in expenses and an overriding royalty interest payable to the seller until the foregoing shares are exchanged for shares of Lyric and registered under the Securities Act of 1933, as amended. The field leased is 1,248 acres with a net revenue interest of 80 percent. The field contains one active well which is expected to be re-equipped with a larger pump to improve production. NGT plans to drill additional holes and plans to investigate the potential for secondary recovery through water flooding. This work is expected to be financed through public or private sales of securities or bank loans.

     Gas blending. NGT acquired a license to manufacture a patented gasoline replacement fuel and certain other assets related thereto. NGT is currently negotiating to purchase a blending facility for the fuel. NGT intends to form a majority-owned subsidiary to purchase the blending facility and commence manufacturing. These activities will require significant additional capital for the subsidiary, which is expected to be raised from the public or private sale of NGT securities, bank loans and private equity investments in the subsidiary.

Effects of Inflation and Changing Prices

     NGT's results of operations and cash flows are affected by changing oil and gas prices. At present, NGT does not expect that changes in the rates of overall economic growth or inflation will significantly impact product prices in the short-term.
While gas prices seem most dependent on weather in North America and corresponding usage, oil prices are more subject to global economic forces and supply. NGT cannot predict the extent of any such effect. If oil and gas prices increase, there could be a corresponding increase in the cost to NGT for drilling and related services as well as an increase in revenues.

Cautionary Statement with Regard to Forward Looking Information

     The matters discussed in this Information Statement, when not historical matters, are forward looking statements which involve a number of risks and uncertainties which could cause actual events and results to differ materially from projected or anticipated events or results. Such factors include, among other things, the speculative nature of oil and gas exploration, the volatile markets for oil and gas, uncertainties in production and reserve estimates, environmental and governmental regulations, the availability of financing, particularly equity financing, the ability of Lyric to qualify for listing on Nasdaq, force majeure events and other risk factors as described from time to time in Lyric's filings with the Securities and Exchange Commission.

                        PROPOSALS BEING CONSIDERED

1.   REVERSE STOCK SPLIT

    The Board of Directors of the Company believes it advisable and in the best interests of the Company to declare a one share for 240.597 share reverse stock split (the "Reverse Split") of the Company's $.01 par value common stock ("Common Stock"). As a result of the Reverse Split, the currently outstanding 250,000,000 share of the Company will be converted into 1,039,082 shares, subject to increases due to rounding as described below. The 250,000,000 shares of Common Stock authorized in the Company's Articles of Incorporation will remain the same.

The Reverse Split is recommended in connection with the proposed Share Exchange between the Company and NGT. The Reverse Split
(i) will allow the shareholders of NGT to obtain the agreed percentage of outstanding shares of the Company and (ii) is hoped to result in a price per share of Company Common Stock sufficient to meet the initial listing requirements for the National Association of Securities Dealers Automated Quotation System ("Nasdaq").

    The principal effect of the Reverse Split will be the decrease of the number of issued and outstanding shares of Common Stock from 250,000,000 to 1,039,082. The Common Stock issued pursuant to the Reverse Split will be fully paid and nonassessable. The voting rights and other rights that accompany the Common Stock prior to the Reverse Split will not be altered by the Reverse Split.

The certificates currently representing issued and outstanding shares of Common Stock will be deemed to represent .00415633 (1 divided by 240.597) times the number of shares of Common Stock after the effective date of the Reverse Split. New shares of Common Stock will be issued in due course as old shares are tendered to the transfer agent for exchange or transfer. Fractional shares of post-split Common Stock which result from the division described above will be rounded up to the next whole number of shares.

Shareholders are not required to exchange their certificate(s) of pre-split Common Stock for post-split Common Stock. Shareholders may, however, exchange their certificates for shares of post-split Common Stock by surrendering their old certificates representing shares of pre-split Common Stock to the Company's transfer agent. Upon surrender to the transfer agent of the share certificate(s) representing shares of pre-split Common Stock and the applicable transfer fee, which presently is $15.00 per certificate, the holder will receive a share certificate representing the appropriate number of shares of post-split Common Stock.

The Reverse Split is also hoped to facilitate the Company's anticipated application for listing on the National Association of Securities Dealers Automated Quotation System SmallCap Market ("Nasdaq"). Trading on Nasdaq is desirable for a number of reasons, including the likelihood of generating interest in the Company's Common Stock by more investors and securities brokers and better access to equity capital. The initial listing requirements for the Nasdaq SmallCap Market have recently been proposed to be amended, and Nasdaq is currently requiring all companies which apply for listing to meet the new requirements. The new requirements include:

     1. $4,000,000 in net tangible assets. Net tangible assets are total assets exclusive of goodwill minus total liabilities.

     2. At least 300 shareholders and at least 1,000,000 shares held by persons other than officers, directors and ten percent shareholders (the "public float").

     3. A minimum bid price of $4.00 and a market value of at least $5,000,000 for the public float.

     4.   A minimum of three market makers.

    Management believes that upon approval of the Reverse Split and consummation of the Share Exchange, the Company will meet all of the financial requirements. Nonetheless, there can be no assurance that the Company will meet the minimum bid price requirement, or that the Company's application will be approved by Nasdaq.

The following table illustrates the effects of the proposed
Reverse Split and Share Exchange on the authorized and outstanding number of shares of Common Stock.



Number of Shares    Prior to       After          After Share
of Common Stock     Reverse Split  Reverse Split  Exchange (1)

Authorized          250,000,000    250,000,000    250,000,000

Outstanding         250,000,000      1,039,082(2)   4,221,575

Treasury                      0              0              0

Reserved(1)                   0              0         76,922(3)

Available for
 Future Issuance              0    248,960,918    245,701,503

Percent of
Authorized
Available for
Future Issuance               0%          99.6%          98.3%



(1) Does not include additional shares which may be issued as a result of property acquisitions by NGT or equity investments in NGT prior to the share exchange or additional shares which may be issued by the Company in connection with an offering of the Company's securities.

(2) Does not include additional shares which will be issued as a result of rounding. It is estimated that approximately 2,000 additional shares will be outstanding as a result of such rounding.

(3) Reserved for issuance upon conversion of the Series 1994-A and Series 1994-B Preferred Stock which will be issued in the Share Exchange. See "Authorization of Preferred Stock."

2.   AUTHORIZATION OF PREFERRED STOCK

    The Board of Directors has recommended that the Articles of Incorporation be amended to authorize 10,000,000 shares of no par value preferred stock. 9,597 of such shares will be designated in the amendment as Series 1994-A and 66,360 of such shares will be designated in the amendment as Series 1994-B. The purpose of this amendment is (i) to authorize and designate preferred shares to be exchanged for the outstanding preferred shares of NGT and
(ii) to add flexibility to the Company's ability meet its future capital needs. The Company has no current plans to issue shares of preferred stock other than the shares of Series 1994-A and 1994-B to be issued in the Share Exchange. The full text of the amendment, including the designations of rights and preferences of the Series 1994-A and Series 1994-B Preferred Shares, is set forth in Exhibit A attached to this Information Statement.

The terms and conditions of the Series 1994-A Preferred Stock are as follows:

     Dividend: 9.25% per annum cumulative cash dividend payable quarterly. Because all dividends on the NGT Series 1994-A preferred shares have been accrued, the shares of Series 1994-A Preferred Stock will also be entitled to the amount of the accrued but unpaid dividend, on the NGT Series 1994-A shares. This amount is currently $0.956 per share.

     Preference:    The holders of the Series 1994-A Preferred
Stock will be entitled to a preference over all other equity holders in liquidation equal to the $4.00 original purchase price of the NGT shares plus all accumulated but unpaid dividends.

     Voting Rights: None.

     Conversion:    Convertible at the option of the holder into
1.1 shares of Common Stock for each share of Series 1994-A
Preferred Stock.

     Redemption:    The Company may redeem the Series 1994-A
Preferred Shares upon ninety days written notice at $.05 per share anytime after the Common Stock trades in a public market and closes at $7.00 or more for twenty consecutive trading days. Notwithstanding the foregoing, the shares will automatically redeem for $.05 per share on June 30, 1999. Upon redemption, all accumulated but unpaid dividends will be paid.

The terms and conditions of the Series 1994-B Preferred Stock are as follows:

     Dividend: 9.25% per annum cumulative cash dividend payable quarterly. Because all dividends on the NGT Series 1994-B preferred shares have been accrued, the shares of Series 1994-B Preferred Stock will also be entitled to the amount of the accrued but unpaid dividend on the NGT Series 1994-B shares. This amount is currently $1.048 per share for 16,365 of such shares and $-0- per share for 50,000 of such shares.

     Preference:    The holders of the Series 1994-B Preferred
Stock will be entitled to a preference over the common shareholders in liquidation of $4.00 (equal to the purchase price of the shares) plus all accumulated but unpaid dividends. The shares of Series 1994-B Preferred Stock are however subordinate in preference to the Series 1994-A Preferred Stock.

     Voting Rights: None.

     Conversion:    Convertible at the option of the holder into
one share of Common Stock for each share of Series 1994-B
Preferred Stock.

     Automatic Conversion:    Each share of Series 1994-B
Preferred Stock will automatically convert into one share of Common Stock after the Common Stock trades in a public market and closes at or above $7.00 per share for ten consecutive trading days. Conversion will not however occur until all accumulated but unpaid dividends are paid.

The additional shares of authorized preferred stock may be issued from time to time in one or more series and each such series will have such designations, rates of dividend, redemption prices, voting rights, liquidation preferences, sinking fund provisions, conversion or exchange rights and other special rights as the Board of Directors may fix prior to the time of issuance of such series. The Board of Directors will be empowered to authorize the Company to issue some or all of the additional preferred stock at such time or times, to such persons and for such consideration as it may deem desirable without a further vote of the stockholders and without offering such preferred stock to the holders of the Common Stock of the Company. If additional shares of preferred stock are issued, the interests of the holders of Common Stock could be diluted with respect to earnings per share, liquidation rights, net asset value per share and market value per share.

3.   OTHER PROPOSALS TO AMEND THE ARTICLES OF INCORPORATION OF
     THE COMPANY

The Board of Directors believes it advisable and in the best interests of the Company to amend its Articles of Incorporation
(i) to change the name of the Company to Natural Gas Technologies, Inc.; (ii) to eliminate the personal liability of the Company's Directors and Officers to the Company and its shareholders for monetary damages as a result of certain breaches of fiduciary duty pursuant to the Colorado Business Corporation Act; and (iii) to reduce the voting requirement for certain fundamental corporate actions pursuant to the Colorado Business Corporation Act. The full text of the foregoing amendments is set forth in Exhibit A attached to this Information Statement.

     A.   NAME CHANGE

The purpose of the proposed amendment to the Company's Articles of Incorporation to change the name of the Company to Natural Gas Technologies, Inc. is to reflect that after the Share Exchange, the principal business of the Company, through it wholly-owned NGT subsidiary, will be the business of NGT. This amendment should not have any adverse effect on the shareholders of the Company.

     B.   EXONERATION OF OFFICERS AND DIRECTORS

The Colorado Business Corporation Act (the "BCA") permits a Colorado corporation to amend its Articles of Incorporation to eliminate or limit the personal liability of Directors and Officers to the corporation or its shareholders for damages for breach of fiduciary duty as a Director or Officer. No such amendment may, however, eliminate or limit the liability of a Director or Officer for (i) any breach of the Director's or Officer's duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) the payment of distributions in violation of Section 7-108-403 of the BCA or (iv) any transaction from which the Director or Officer directly or indirectly derived an improper personal benefit. The elimination of liability also does not apply to any acts or omissions occurring prior to the date when such provision becomes effective.

The Board of Directors has recommended this proposal in response to (i) the increasing hazard of litigation and its related expenses directed against Directors and Officers, (ii) the general difficulty of obtaining Directors' and Officers' liability insurance, (iii) the dramatic increases in premiums for such insurance coverage and (iv) the potential inability to continue to attract and retain qualified Directors and Officers in light of these circumstances. Although none of the Company's current Directors or Officers have indicated that they will no longer serve absent changes to its Articles of Incorporation, the Company is concerned that it may encounter difficulty in attracting qualified individuals to serve as Directors or Officers, a concern the Company believes it shares with many other companies. In order to ensure that the Company will be able to attract and retain experienced individuals to serve as Directors and Officers, and as a matter of fairness, the Board of Directors believes that the Company should provide the maximum possible protection to its Directors and Officers consistent with applicable law.

In general, in performing their duties, Directors and Officers of a Colorado corporation are obligated as fiduciaries to exercise their business judgment and act in what they determine in good faith, after appropriate consideration, to be in the best interests of the corporation and its shareholders. Decisions made on that basis are ordinarily protected by the so-called "business judgment rule" from being second guessed by a court in a lawsuit challenging such decisions. The business judgment rule is thus meant to protect Directors and Officers from personal liability to the corporation or its shareholders when their business decisions are subsequently challenged. However, for various reasons, including the expense of defending lawsuits, the frequency with which unwarranted litigation is brought against Directors and Officers and the inevitable uncertainties with respect to the outcome of applying the business judgment rule to particular facts and circumstances, Directors and Officers often rely for protection, as a practical matter, on insurance procured by the corporation they serve.

Recent changes in the market for Directors' and Officers' liability insurance have resulted in the unavailability for Directors and Officers of many corporations of any meaningful liability insurance coverage. Insurance carriers have in certain cases declined to renew existing Directors' and Officers' liability policies, or have increased premiums to such an extent that the cost of obtaining such insurance becomes prohibitive. Moreover, current policies often exclude coverage for areas where the service of qualified independent Directors and Officers is most needed. These limitations on the scope of insurance coverage, along with high deductibles and low limits of liability, have tended to undermine meaningful Directors and Officers' liability insurance coverage. The company does not currently carry Directors' and Officers' liability insurance coverage. The premium rates for such insurance coverage are currently cost-prohibitive for the Company.

Without the amendment to the Company's Articles of Incorporation, the Company's Directors and Officers have a fiduciary duty of care in their service as Directors and Officers which subjects them to monetary liability to the Company and its shareholders for breach of the duty of care. The duty of care requires a Director and Officer to use that amount of care in the performance of his duties which ordinarily careful and prudent men would use in similar circumstances. The amendment would have the effect of eliminating the liability of Directors and Officers of the Company for monetary damages for breach of fiduciary duty except for (i) any breach of the Director's or Officer's duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the payment of distributions in violation of Section 7-108-403 of the BCA or
(iv) any transaction from which the Director or Officer directly or indirectly derived an improper personal benefit. The amendment will not eliminate or limit the right of the Company or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a Director's or Officer's duty of care. In addition, the amendment applies only to claims against a Director or Officer arising out of his or her role as a Director or Officer and many not relieve a Director or Officer from liability unrelated to his fiduciary duty of care, such as certain liabilities imposed on the Director or Officer under the federal securities laws.

The Board of Directors acknowledges that current and future Directors and Officers could benefit from the approval of the foregoing amendment and, in this connection, the Directors and Officers may be considered to have a conflict of interest and have a personal interest in approval of the amendment at the potential expense of the shareholders of the Company.

The Company's Directors and Officers have no insurance coverage for derivative claims or third party claims. The Company's Directors and Officers may be forced to personally absorb the liabilities and expenses of future derivative and third party claims. Alternatively, in certain instances, the Directors and Officers may obtain some protection under the Company's obligations under Colorado law and the Company's Articles of Incorporation and Bylaws to indemnify them with respect to these liabilities and expenses. The Company's indemnification obligation, however, will not necessarily absorb all liabilities and expenses to which the Directors and Officers may be exposed. Corporate indemnification is not an adequate substitute for liability insurance because the Directors and Officers cannot be assured that the Company's financial circumstances will always enable the Company to provide indemnification.

The amendment is not being proposed in response to any resignation, threatened resignation or refusal to serve by any Director or Officer of the Company or by any person the Company desires to serve as a Director or Officer. Moreover, management is unaware of any pending or threatened litigation against any Director or Officer wherein a claim is made for breach of fiduciary duty.

     C.   REDUCTION IN VOTING REQUIREMENTS

The BCA provides that for corporations in existence on June 30, 1994, unless otherwise provided in the corporation's articles of incorporation, the vote of two-thirds of all the votes entitled to be cast by each voting group are required to approve (i) amendment to the corporation's articles of incorporation; (ii) a plan of merger or share exchange; (iii) sale, lease, exchange or other disposition of all or substantially all of the property of a corporation otherwise than in the usual and regular course of business; or (iv) the dissolution of a corporation or the revocation of a dissolution. A corporation such as the Company in existence prior to June 30, 1994 and which has only a single voting group consisting of all of the common shareholders requires the vote of two-thirds of all issued and outstanding shares for any of the foregoing matters unless the articles of incorporation provide that the voting requirements for such corporation shall be the same as for corporations formed on or after July 1, 1994.

The Board of Directors has proposed to adopt an amendment to the Articles of Incorporation which reduces the voting requirement for the foregoing corporate actions to that which would be required to take the action if the action were to be taken by a corporation formed on or after July 1, 1994. Following adoption of this amendment, approval of each of the above corporate action will require the following votes:




Action                        Vote Required for Approval

Amendment to the Company's    Votes cast for matter exceed the
Articles of Incorporation     votes cast against the matter at a
                              meeting at which a quorum is
                              present.

Plan of merger or             Majority of all votes entitled to
share exchange                be cast.

Sale, lease, exchange or      Majority of all votes entitled to
other disposition of all      be cast.
or substantially all of
the property of the
Company.

Dissolution or revocation     Majority of all votes entitled to
of dissolution                be cast.


     Due to the dispersion of the Company's shareholders, it is difficult, if not impossible under ordinary circumstances for the Company to locate and obtain the vote of two-thirds of the outstanding shares without a material expenditure for the solicitation of proxies. The Board of Directors believes that it is in the best interests of the Company to reduce the voting requirement to the votes indicated above so that a minority of the Company's shareholders, through inaction or otherwise, will not be able thwart the will of the majority. The Board of Directors believes that reduction of the voting requirement will
(i) give the Company more flexibility to adapt its business structure to changing needs and business strategies over time and
(ii) reduce the time and costs associated with proxy solicitation. Other than as described in this Information Statement, the Board of Directors has no plans at this time to recommend any of the actions for which the voting requirement is being reduced.

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS

On rare occasions the Company's common stock is traded on the over-the-counter market and quotes for the Common Stock are reported in the National Quotation Bureau's "Pink Sheets." There is no established market for the Company's Common Stock.

The following table sets forth the range of high and low bid quotations, as reported by National Quotation Bureau:

Quarter Ended                           High                Low

July 31, 1994                           None                None
October 30, 1994                        None                None
January 31, 1995                        None                None
April 30, 1995                          None                None

July 31, 1995                           None                None
October 30, 1995                        None                None
January 31, 1996                        None                None
April 30, 1996                          None                None

July 31, 1996                           None                None
October 30, 1996                        None                None
January 31, 1997                        $.035               $ 0

The foregoing bid quotations reflect inter-dealer prices, without mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

    As of June 26, 1997, there were approximately 4,155 holders of record of the Company's Common Stock.

No cash dividends have been declared with respect to the Common
Stock since its inception, and the Company has no present intention to pay such dividends in the foreseeable future.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Described below are any transactions, or series of similar transactions, for the Company's last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which any of the Company's Officers, Directors or ten percent shareholders had, or will have, a direct or indirect material interest, naming such person and indicating the person's relationship to the Company, the nature of such person's interest in the transaction(s), the amount of such transaction(s) and, where practical, the amount of such person's interest in the transaction(s):

On December 1, 1982 the Registrant loaned Mr. Wesley Masters, a former Director, $7,551 pursuant to a note bearing interest at 10% per annum. As of April 30, 1996, $17,681 was due on such obligation. Such amount was applied against an obligation of the Company to a trust controlled by Mr. Masters and the remainder of that obligation of the Company was forgiven in January 1997.

In 1983, the Company loaned Mr. L. K. Hayhurst a total of $8,874 pursuant to two notes bearing interest at 10% per annum. As of April 30, 1996, $12,752 was due on such notes. In January 1997, the Company forgave the obligations under those notes in consideration of Mr. Hayhurst's past uncompensated services to the Company as Director.

As of April 30, 1996, Stahl Petroleum Company, over a period of time had loaned to Registrant $43,692.34, for Registrant's working capital and for Registrant to pay certain expenditures incurred in the Natural Gas Pipeline Company of America litigation described at Item 3(a)(i). That amount was repaid out of the proceeds from conversion of the $100,000 loan to the Company from NGT.

    In April 1997, Stahl Petroleum Corporation was paid $35,000 for past services out of the proceeds from the $100,000 loan to the Company from NGT.

The Company believes that the foregoing transactions were on terms at least as favorable as those which it could have obtained from unaffiliated parties.

    In addition to the foregoing, Messrs. Stahl, Wagman and Donahue could benefit from the proposal to amend the Articles of Incorporation to eliminate the liability of directors in certain circumstances. See "Exoneration of Officers and Directors."

Messrs. Wagman and Donahue are each shareholders of NGT as well as Officers and/or Directors of the Company and NGT. They will participate in the Share Exchange to the extent of their share holdings in NGT. See "Security Ownership of Certain Beneficial Owners and Management" and "Acquisition of Control and Share Exchange Transaction."

COMPLIANCE WITH SECTION 16(a) UNDER THE SECURITIES EXCHANGE ACT
OF 1934

Based solely on a review of reports filed with the Company, all Directors and Executive Officers timely filed all reports regarding transactions in the Company's securities required to be filed during the last fiscal year by Section 16(a) under the Securities Exchange Act of 1934.

                           SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company on or before November 10, 1997 in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

                               OTHER MATTERS

The Board of Directors does not know of any other matters to be brought before the Meeting.


                                   By Order of the Board of
                                   Directors


    Date:  June 27, 1997           /s/ Brent Wagman
                                   BRENT WAGMAN
                                   Chairman of the Board
















INDEX TO PRO FORMA FINANCIAL INFORMATION AND FINANCIAL STATEMENTS


                                             PAGE

UNAUDITED PRO FORMA COMBINED,
FINANCIAL INFORMATION

Introductory Note

Pro Forma Balance Sheet - As of
 January 31, 1997

Pro Forma Statement of Operations
 - For the Nine Months Ended
 January 31, 1997

Pro Forma Statement of Operations
 - For the Year Ended April 30, 1996


LYRIC ENERGY, INC.

Independent Auditor's Report

Balance Sheet - April 30, 1996

Statements of Operations - Years Ended
 April 30, 1996 and 1995

Statements of Changes in Deficiency in
 Assets - Years Ended April 30,
 1996 and 1995

Statements of Cash Flows - Years
 Ended April 30, 1996 and 1995

Notes to Financial Statements

Balance Sheet - January 31, 1997 (Unaudited)

Statements of Operations - Three Month
 Periods Ended January 31, 1997 and 1996
 and Nine Month Periods Ended January
 31, 1997 and 1996 (Unaudited)

Statements of Cash Flows - Nine Month
 Periods Ended January 31, 1997 and
 1996 and November 1, 1996
 (Inception) through January 31,
 1997 (Unaudited)

Notes to Financial Statements (Unaudited)

NATURAL GAS TECHNOLOGIES, INC.

Report of Independent Certified Public
 Accountants

Balance Sheet - April 30, 1996 and 1995

Statements of Operations - For the Years
 Ended April 30, 1996 and 1995

Statement of Changes in Stockholders'
 Equity - For the Years Ended April
 30, 1996 and 1995

Statement of Cash Flows - For the
 Years Ended April 30, 1996 and
 1995

Notes to Financial Statements

    Balance Sheet - January 31, 1997
 (Unaudited)

Statements of Operations - For the Three
 Month Periods Ended January 31, 1997
 and 1996 and Nine Month Periods
 Ended January 31, 1997 and 1996
 (Unaudited)

Statements of Cash Flows - For the
 Nine Month Periods Ended January
 31, 1997 and 1996 (Unaudited)

Notes to Financial Statements
 (Unaudited)









PRO FORMA COMBINED FINANCIAL STATEMENTS

Upon completion of due diligence and other research, Lyric will acquire 100% of the outstanding shares of Natural Gas Technologies, Inc. (NGT)
(a Texas corporation) in exchange for the issuance of new Lyric shares. This transaction, coupled with the conversion of a note payable to NGT into Lyric shares will cause former NGT shareholders to own approximately 95% of Lyric. This transaction qualifies as a purchase for accounting purposes. However, the transaction also is considered to be a reverse purchase whereby
NGT is considered to be the acquirer for accounting purposes. As such, there are no adjustments to the carrying value of NGT assets and liabilities to reflect current fair values and Lyric has no assets and liabilities that require adjustment.

The transaction consists of three parts, a loan from NGT to Lyric that is convertible into Lyric common stock, the distribution of these shares by NGT to its stockholders, and the issuance of new Lyric shares for outstanding NGT shares. A portion of the transaction agreement calls for Lyric to reverse split its outstanding shares after the note conversion by a factor of one share for 240.597 shares. The following table presents summarized historical unaudited balance sheets for the two entities, estimated adjustments required as a direct result of the acquisition plan and the transactions contemplated therein, and a pro forma consolidated balance sheet as of the date shown. Adjustments consist of recording the effects of converting the note, reverse splitting the outstanding shares, and issuing shares for NGT shares.
                          Pro Forma Balance Sheet
                          As of January 31, 1997



                         Lyric               Adjust-   Pro Forma
                         Energy      NGT     ments     Combined

ASSETS

Cash                     $  -     $  237     $  -      $  237
Fixed assets (oil and
 gas properties included
 are on cost method)        -  1,434,929        -   1,434,929
Patent license                   360,000              360,000
Other assets                -     24,974        -      24,974

TOTAL ASSETS             $  - $1,820,140     $  -  $1,820,140

LIABILITIES AND
 STOCKHOLDERS EQUITY

Liabilities:
Accounts payable and
  accrued expenses    $ 64,521  $59,775  $(64,521)  $  59,775
Loans from
  stockholder               -    36,989         -      36,989
Note payable                -    20,968         -      20,968

Total Liabilities     $ 64,521  117,732   (64,521)    117,732

Redeemable stock
  (preferred A)             -    38,388         -      38,388

Stockholders  equity:
Preferred stock -
  series B                  - 1,042,944  (777,504)    265,440
Common stock           469,584    3,105  (437,723)     34,996
Additional paid
  in capital         1,690,5451,541,263   (944,902) 2,286,906
Deferred services              (160,000)             (160,000)
Retained deficit    (2,224,650)(763,292) 2,224,650   (763,292)

Total Stockholders
 Equity                (64,521)1,664,020    64,521  1,664,020

TOTAL LIABILITIES
  AND STOCKHOLDERS
  EQUITY              $    -   $1,820,140  $    -  $1,820,140


The following table presents summarized historical statements of operation of the two entities for the nine months ended January
31, 1997. These statements include the recognition during the nine months of certain transactions related directly to agreements regarding the proposed merger with NGT. The adjustments consist of eliminating the related party interest.


                     Pro Forma Statement of Operations
                For the Nine Months Ended January 31, 1997


                         Lyric               Adjust-   Pro Forma
                         Energy      NGT     ments     Combined

REVENUES                 $    -    $62,464     $  -      $62,464

Direct Expenses               -     52,540     $  -       52,540
Depletion and
  Depreciation                -     18,352        -       18,352
Professional and
  consulting fees             -    102,994               102,994
Other Operating Expenses     114    35,663        -       35,777
Other Expenses (income)    5,928     2,998     (5,928)      2,998

Income from
  Continuing
  Operations             $(6,042)   (150,083)  $5,928    $(150,197)

Loss per share                                           $   (0.04)

The following table presents summarized historical statements of operations of the two entities for the fiscal year ended April 30, 1996. The adjustment is the elimination of related party interest that was based on related party debt eliminated in January 1997 as debt forgiveness.

                     Pro Forma Statement of Operations
                     For the Twelve Months Ended April 30, 1996


                         Lyric               Adjust-   Pro Forma
                         Energy      NGT     ments     Combined

REVENUES                 $     -    $ 136,945  $   -    $  136,945

Direct expenses                -      119,018      -       119,018
Depletion and
  depreciation                 -       40,962      -        40,962
Professional and
  consulting fees              -      100,571      -       100,571
Other operating
  expenses                   906       69,018      -        69,924
Other expense
  (income)                 8,891       28,207   (8,891)     28,207
Income from
  continuing
  operations             $(9,797)    $(220,831) $8,891  $(221,737)

Loss per share                                          $   (0.06)

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

The pro forma financial statements presented above assume that the combination of these two entities will be approved by the stockholders of each entity and that the transactions will occur in accordance with the current agreements. They do not reflect any activities of the entities subsequent to January 31, 1997. These statements do not, and are not intended to, present a projection of the future income of the combined entity. These pro forma statements also do not include the effects on net assets of certain planned transactions by NGT to acquire other oil and gas properties through the issuance of stock prior to and after the merger. However, such transaction, if consummated, would not effect the number of shares of Lyric to be issued in the acquisition or the ratio of the holdings of former NGT stockholders to former Lyric stockholders.


The stock transactions include the issuance of 203,041,517 Lyric shares to NGT to convert the note payable. The reverse stock split would result in outstanding shares of 1,041,082. The subsequent issuance of Lyric shares for the outstanding NGT shares would result in total outstanding Lyric shares of 3,496,575 which has been used as the basis for the earnings per share calculation. The stock adjustments also include the conversion of Preferred B shares held by Wagman Petroleum, Inc. to common shares prior to the share exchange. It is believed that other Preferred shareholders will convert their preferred shares to common shares, but no estimate of how many shares may be converted can be made.







                               LYRIC ENERGY, INC.

                              Financial Statements

                            April 30, 1996 and 1995

                  (with independent auditor's report thereon)




                         WILSON, HAAG & CO., P.C.
                       CERTIFIED PUBLIC ACCOUNTANTS
             418 S. POLK, P.O. BOX 590, AMARILLO, TEXAS 79105
                    (806) 372-3331   FAX (806) 372-3355


                       Independent Auditor's Report



The Board of Directors and Stockholders
Lyric Energy, Inc.:

We have audited the accompanying balance sheet of Lyric Energy, Inc. as of April 30, 1996, and the related statements of operations, changes in deficiency in assets and cash flows for the years ended April 30, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lyric Energy, Inc. as of April 30, 1996, and results of its operations and its cash flows for the years ended April 30, 1996 and 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 6 to the financial statements, the Company has been relatively inactive during the past two years due to a lack of operating assets and working capital and a significant deficiency in assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                              /S/ Wilson, Haag & Co., P.C.
                                  WILSON, HAAG & CO., P.C.



January 10, 1997 (except for certain
  information in note 5 as to which
  the date is March 17, 1997)
Amarillo, Texas

                            LYRIC ENERGY, INC.

                              Balance Sheet

                              April 30, 1996



     Assets

Current asset - cash in bank                        $     1,453





    Liabilities and Deficiency in Assets

Current liabilities:
  Accounts payable, trade (including
    $48,811 due to related parties)                      65,860
  Judgement payable to a related party
    (note 2)                                            250,000
  Accrued interest payable to a related
    party (note 2)                                      119,258
  Advance from a related party (note 2)                  88,907


       Total current liabilities                        524,025

Deficiency in assets:
  Common stock - par value $.01 per share;
    authorized 250,000,000 shares; issued
    and outstanding 46,958,483 shares (note 5)          469,584
  Additional paid-in capital                          1,690,545
  Deficit                                            (2,682,701)


                                                       (522,572)


Commitment and contingency (notes 4 and 6)
                                                    $     1,453






See accompanying notes to financial statements.







                            LYRIC ENERGY, INC.

                         Statements of Operations

                    Years ended April 30, 1996 and 1995



                                               1996       1995


General and administrative expenses        $   (906)     (2,684)

Interest expense to related party            (8,891)     (8,891)

Net loss before income taxes                 (9,797)    (11,575)

Income taxes (note 3)                           -           -


       Net loss                            $ (9,797)    (11,575)



Net loss per common share (note 1)         $ (.0002)     (.0002)






 See accompanying notes to financial statements.








                            LYRIC ENERGY, INC.

               Statements of Changes in Deficiency in Assets

                    Years ended April 30, 1996 and 1995


                Common Stock

             Number            Additional
               of               Paid-In
             Shares   Amount    Capital     Deficit      Total

Balances
April
30,1994   46,958,483 $469,584  1,690,545  (2,661,329)  (501,200)

Net
loss           -         -         -         (11,575)   (11,575)

Balances
April
30, 1995  46,958,483 $469,584  1,690,545  (2,672,904)  (512,775)

Net loss       -         -         -          (9,797)    (9,797)

Balances
April
30, 1996  46,958,483 $469,584  1,690,545  (2,682,701)  (522,775)


See accompanying notes to financial statements.


                            LYRIC ENERGY, INC.

                         Statements of Cash Flows

                    Years ended April 30, 1996 and 1995


                       Increases (Decreases) in Cash

                                              1996         1995

Cash flows from operating activities:
  Cash paid to suppliers                    $   (67)     (3,134)
  Other                                       1,108       1,770


       Net cash provided by (used in)
         operating activities and net
         increase (decrease) in cash          1,041      (1,364)

Cash at beginning of year                       412       1,776


Cash at end of year                         $ 1,453         412





                      Reconciliation of Net Loss to
            Net Cash Provided by (Used in) Operating Activities

                                               1996        1995

Net loss                                   $ (9,797)    (11,575)
Adjustments to reconcile net loss to
  net cash provided by (used in)
  operating activities:
    Net changes in the following:
      Accounts payable, trade                 1,947       1,320
      Accrued interest                        8,891       8,891


       Net cash provided by (used in)
         operating activities              $  1,041      (1,364)



See accompanying notes to financial statements.

                            LYRIC ENERGY, INC.

                       Notes to Financial Statements

                          April 30, 1996 and 1995



(1) General and Summary of Significant Accounting Policies

    General

     Lyric Energy, Inc. is a publicly registered company formerly involved in the exploration and development of oil and gas reserves. The Company currently has no interests in any oil and gas properties and has been inactive during 1996 and 1995.


    Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


    Net Loss Per Common Share

     Net loss per common share was calculated by applying the treasury stock method using weighted average outstanding shares of 46,958,483.



(2)  Related Party Transactions

     Advance from a related party (ML&C Trust) consists of an unsecured 10% demand note payable of $88,907. ML&C Trust is controlled by a significant shareholder of the Company. Interest expense of $8,891 was incurred on this advance during 1996 and 1995. In January 1997, the Company received a release of its obligation to repay this advance including any interest which was accrued under the terms of the note.

     The Company had a $250,000 judgement payable to a related party (Dynamic Investing, Inc.) at April 30, 1996. Dynamic Investing, Inc is owned by the president of the Company. In December 1996, the Company received a release of the judgement from the related party at no cost to the Company.

(3) Income Taxes

     Income tax credits differ from the amounts computed by multiplying losses before income taxes by the applicable
     Federal income tax rates. The reasons for these differences and the tax effect of each are as follows:

                                              1996        1995

       "Expected" income tax credit        $ (3,300)     (3,900)
       Limitation on recognition of
         income tax benefits of current
         operating loss and tax credits       3,300       3,900


                                           $    -           -



     At April 30, 1996, the Company had investment tax credit carryforwards of approximately $26,000 available to offset current Federal income taxes in future years which, if unused, expire as follows: $15,000 in 1997; $6,000 in 1998; $4,000 in 1999; and $1,000 in 2001. The Company has a
     statutory depletion carryforward of approximately $219,000 which can be carried forward indefinitely. The Company has tax net operating loss carryforwards of approximately $2,714,000 which expire as follows: $140,000 in 2001;
     $201,000 in 2002; $239,000 in 2003; $257,000 in 2004;
     $354,000 in 2005; $305,000 in 2006; $840,000 in 2007;
     $220,000 in 2008; $79,000 in 2009 and $79,000 in 2010.
     These depletion and net operating loss carryforwards are available to offset future Federal taxable income. The deferred tax asset related to the above carryforwards has been reduced to zero by a valuation allowance of equal amount so that no tax benefits of any of these carry-forwards are reflected in the financial statements.


(4) Commitment

     In connection with a compromise and settlement agreement related to a bank debt forgiveness in July 1991, the Company agreed to issue additional common stock in the future as may be required to maintain the bank at an 8.9976% ownership interest.


(5) Subsequent Event

     On January 2, 1997, the Company entered into a Letter of Intent("LOI"), which was amended by subsequent negotiations and a supplemental letter dated March 17, 1997, with Natural Gas Technologies, Inc., a Texas corporation "NGT").
     Pursuant to the LOI, NGT loaned the Company $100,000 pursuant to a noninterest-bearing convertible note dated February 4, 1997, ("Note") and the loaned funds were placed in escrow. The loan will be converted into 203,041,517 common shares, which are all of the remaining authorized but unissued common shares of the Company, after the Company has filed all of the required reports pursuant to the Securities Exchange Act of 1934, as amended, and after the Company obtains a waiver from the bank of the non-dilution rights described in note 4. Upon such conversion, the loaned funds will be released from escrow and paid to the Company for use in satisfying all existing debts and encumbrances and to settle all claims against it. If the Note is not converted by December 31, 1997, the funds in escrow will be returned to NGT. The LOI further provides for a share exchange transaction whereby the shareholders of NGT would be issued additional shares in the Company such that these shareholders would own a total of 95 percent of the total issued and outstanding common shares of the Company and NGT would become a wholly-owned subsidiary of the Company. The share exchange will occur after the Company holds a shareholder meeting for the purpose of (i) approving a reverse split of the Company's common stock which will result in additional common shares being made available for issuance in the shares exchange; (ii) authorizing 10,000,000 shares of no par value preferred stock approximately 25,000 of which will designated for exchange with NGT preferred shareholders in the share exchange and the remaining 9,975,000 of which will be reserved for future issuance at the discretion of the Board of Directors; and (iii) approving certain other amendments to the Company's Articles of Incorporation. The share exchange remains conditional upon the completion of due diligence and final documentation.

(6) Going Concern

     The Company has been relatively inactive during the past two years due to a lack of operating assets and working capital and a significant deficiency in assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company is currently searching for the acquisition of or merger with an operating company in order to carry on the business of the acquired company. The Company has signed a Letter of Intent to make such an acquisition (see note 5). The ability of the Company to continue as a going concern is dependent on the completion of such an acquisition. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.








                            Lyric Energy, Inc.
                     (A Development Stage Enterprise)
                               Balance Sheet
                                (Unaudited)


                 LIABILITIES AND SHAREHOLDERS' DEFICIENCY

                                        January 31, 1997

Current liabilities
  - accounts payable, trade
  (including $48,811 due to
   related parties)                     $  64,521

Shareholders' deficiency:
  Common stock, $.01 par value,
   shares authorized,
   250,000,000; issued and
   outstanding, 46,958,483                469,584
  Additional paid-in capital            2,154,638
  Accumulated deficit
   (including $1,539 of net losses
   during the development stage)       (2,688,743)
   Total shareholders' deficiency        ( 64,521)

Total liabilities and
 shareholders' deficiency               $         -


              See accompanying notes to financial statements.





                            Lyric Energy, Inc.
                     (A Development Stage Enterprise)
                         Statements of Operations
                                (Unaudited)

                    Three-Month      Nine-Month             November 1, 1996
                    Periods Ended    Periods Ended            (Inception)
                    January 31,      January 31,              Through
                                                              January
                    1997        1996 1997          1996       31, 1997


Revenues            $    -     $   - $        -    $    -     $     -
General and
 administrative
 expenses              (57)        -        (158)       -          (57)
Other income             -         -          44        -           -
Interest expense
 to related
 party              (1,482)    (2,223)    (5,928)    (6,669)    (1,482)

Net loss before
 income taxes
                    (1,539)    (2,223)    (6,042)    (6,669)    (1,539)
Income taxes
Net loss            (1,539)    (2,223)    (6,042)    (6,669)    (1,539)

Weighted average
 shares outstan-
 ding           46,958,483  46,958,483 46,958,483 46,958,483 46,958,483

Net loss per
 common share      $ (.00003)  $ (.00005)$(.0001)  $ (.0001)   $ (.00003)



             See accompanying notes to financial statements.




                            Lyric Energy, Inc.
                     (A Development Stage Enterprise)
                         Statements of Cash Flows
                                (Unaudited)



                                                             November 1, 1996
                                  Nine-Month                 (Inception)
                                  Periods Ended              Through
                                  January 31,                January 31, 1997

                               1997        1996

Net cash used in
 operating activities
 and net decrease
 in cash                     $(1,453)     $(336)             $(23)

Cash at beginning
 of period                     1,453        412                23

Cash at end of
 period                      $     -      $  72              $  -



                 Schedule of Noncash Financing Activities

Release of obligation
 payable to related
 party                       $ 88,907     $  -               $ 88,907

Release of judgment payable
 to related party            $250,000     $  -               $250,000



              See accompanying notes to financial statements.



                            Lyric Energy, Inc.
                     (A Development Stage Enterprise)
                       Notes to Financial Statements
                              (Unaudited)


Note 1.  Basis of Presentation

The unaudited financial statements and related notes to financial statements presented herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying financial statements were prepared in accordance with the accounting policies used in the preparation of the Company's audited financial statements included in its Annual Report on Form 10-KSB for the fiscal year ended April 30, 1996 and should be read in conjunction with such financial statements and the notes thereto.

Effective November 1, 1996, the Company returned to the development stage in accordance with Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage
Enterprises, with its planned principal activities consisting of the evaluation, structure and completion of a merger with or acquisition of a privately owned corporation.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of operating results for the interim periods presented have been made.

Note 2.  Going Concern

The Company has been relatively inactive during the past two years due to a lack of operating assets and working capital and a significant deficiency in assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company is currently searching for the acquisition of or merger with an operating company in order to carry on the business of the acquired company. The Company has signed a Letter of Intent to make such an acquisition (see Note 4). The ability of the Company to continue as a going concern is dependent on the completion of such an acquisition. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3.  Related Party Transactions

As of December 31, 1996, the Company was obligated to repay an advance from a related party (ML&C Trust) consists of an unsecured 10% demand note payable of $88,907. ML&C Trust is controlled by a significant shareholder of the Company. Interest expense of $1,482, $2,223, $5,928 and $6,669 was incurred on this advance during the three-month periods ended January 31, 1997 and 1996 and nine-month periods ended January 31, 1997 and 1996, respectively.
In January 1997, the Company received a capital contribution through the release of its obligation to repay this advance including any interest which was accrued under the terms of the note.

The Company had a $250,000 judgment payable to a related party
(Dynamic Investing, Inc.) at November 30, 1996. The underlying judgment occurred in 1993. Dynamic Investing, Inc. is owned by the president of the Company. In December 1996, the Company received a capital contribution through the release of the judgment from the related party at no cost to the Company.

Note 4.  Letter of Intent and Promissory Note

The Company entered into a letter of intent dated January 2, 1997 and modified March 17, 1997 (the "Letter of Intent") with Natural Gas Technologies, Inc. ("NGT") for a share exchange transaction ("Share Exchange"). The Letter of Intent became binding by the March 17, 1997 amendment. Prior to entering into the Letter of Intent, the Company and NGT were unrelated and NGT held no shares of the Company.

Pursuant to the Letter of Intent, NGT loaned the Company $100,000 pursuant to a non-interest bearing Convertible Promissory Note (the "Note"). The Note had a maturity date of December 31, 1997 and automatically converted into 203,041,517 shares of the Company's common stock upon (i) the Company coming into current compliance with the Securities Exchange Act of 1934, as amended, and (ii) the Company obtaining a waiver from Amarillo National Bank of certain non-dilution rights in favor of the Bank. The Note converted by its terms on April 10, 1997, which resulted in NGT obtaining a controlling interest in the Company.

The Share Exchange will commence after the Company holds a shareholder meeting for the purpose of (i) approving a reverse split of the Company's common stock which will result in additional common shares being made available for issuance in the Share Exchange; (ii) authorizing 10,000,000 shares of no par value preferred stock, approximately 25,000 of which will be designated for exchange with NGT preferred shareholders in the Share Exchange and the remaining 9,975,000 of which will be reserved for future issuance at the discretion of the Company's Board of Directors; and (iii) approving certain other amendments to the Company's Articles of Incorporation. By virtue of the shares acquired by NGT upon conversion of the Note, NGT holds sufficient votes to assure shareholder approval of all of the above matters. It is anticipated that the Share Exchange will take place in two stages. The first stage is to occur immediately after the Company's shareholder meeting and will consist of the exchange of approximately 2,691,000 shares of the authorized but unissued post-reverse split shares of the Company for 3,405,900 NGT common shares, which constitutes approximately 85 percent of the equity interests in NGT.
The NGT shares to be exchanged in the first stage are held by certain officers, directors, affiliates and sophisticated investors. The Company will control NGT upon completion of the first stage.

The second stage will occur upon the approval by NGT shareholders of the exchange of the remaining shares pursuant to an SEC Registration Statement on Form S-4 and Proxy Statement which registers the exchange of all of the remaining equity interests in NGT into shares of the authorized but unissued post-reverse split shares of the Company and further provides for the distribution of the 878,043 post-reverse split shares of the Company issued to NGT upon conversion of the Note to the shareholders of NGT immediately prior to the Share Exchange. It is also contemplated that the shares issued in the first stage of the Share Exchange will be registered by such registration statement. Upon completion of the Share Exchange, the current shareholders of the Company will hold approximately five percent of the total outstanding shares of the Company and the shareholders of NGT will hold the remaining 95 percent, assuming conversion of the preferred shares to be issued in the Share Exchange.

The Share Exchange is expected to be accounted for as a purchase. The Share Exchange is structured as a tax-free reorganization and is not expected to have any tax consequences for the Company.











                       NATURAL GAS TECHNOLOGIES, INC.



                       AUDITED FINANCIAL STATEMENTS


                           For the Years Ended
                         April 30, 1996 and 1995









             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
NATURAL GAS TECHNOLOGIES, INC.
Abilene, Texas

We have audited the accompanying balance sheets of Natural Gas Technologies, Inc. as of April 30, 1996 and 1995 and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Natural Gas Technologies, Inc. as of April 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



Robert Early & Company, P.C.
Abilene, Texas

July 30, 1996





                      NATURAL GAS TECHNOLOGIES, INC.
                               Balance Sheets
                          April 30, 1996 and 1995

                                             1996         1995

                Assets

Cash                                    $      506   $       19
Oil and gas properties                   1,443,830    1,333,444
Lease and well equipment                    29,503        7,277
  Accumulated depreciation
  and depletion                            (64,926)     (24,346)
                                         1,408,407    1,316,375

Investment in Wagman
 Petroleum, Inc. stock                     14, 464       14,464
Organizational costs
(net of amortization
of $1,114 and $732)                            796          178

       TOTAL ASSETS                $     1,424,173   $1,332,036



               Liabilities and Stockholders' Equity

Liabilities
         Accounts payable                  $  38,205   $ 37,462
         Accrued interest                         80     46,263
         Advances and amounts due officers         -     53,322
         Amount due Wagman Petroleum, Inc.         -     44,977
         Current portion of notes payable     18,794    396,988
           Total Current Liabilities          57,079    579,012

         Notes payable                        15,434          -
            TOTAL LIABILITIES                 72,513    579,012

Redeemable Stock
     Preferred stock, Series A
     $4.00 par value (500,000 shares
     authorized, 9,597 outstanding)           38,388     38,388

Stockholders's Equity
     Preferred stock, Series B
     $4.00 par value (500,000 shares
     authorized, 210,736 outstanding)        842,944    842,944

     Common stock, $.001 par value
     (10,000,000 shares authorized,
     2,805,024 and 2,190,130 outstanding)      2,807      2,191
         Additional paid-in capital        1,181,563    332,712
         Deferred services and director
         fees                               (100,833)   (70,833)
         Retained earnings/(deficit)        (613,209)  (392,378)
       Total Stockholders' Equity          1,313,272    714,636


TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                  $  1,424,173 $1,332,036



                      NATURAL GAS TECHNOLOGIES, INC.
                         Statements of Operations
                For the years ended April 30, 1996 and 1995




                                              1996       1995

Oil and gas revenues                       $ 133,030   $144,014
Other income                                   3,915      7,769
         Total Revenues                      136,945    151,783

Expenses:
         Production taxes                      4,608      7,768
         Lease operating expenses            114,410    110,624
         Depreciation, depletion
          and amortization                    40,962     23,239
         Professional fees                    10,571         -
         Office expenses                       3,002      6,411
         Management and consulting fees       90,000      1,000
         Rent                                  4,200     14,178
         Secretarial services                    500      1,428
         Printing and distribution             2,092      6,884
         Director fees                        50,000     50,000
         Taxes                                 1,885      1,051
         Offering costs
          (non-capitalizable)                  4,000    113,061
         Other expenses                        3,339     17,588
               Total Expenses                329,569    353,232

Income/(Loss) from Operations               (192,624)  (201,449)

         Interest income                          -          75
         Interest expense                    (28,207)   (39,722)

         NET (LOSS)                        $(220,831) $(241,096)

               Less unpaid preferred
                  dividend claims              9,604      7,691

         Net (loss) attributable to
            common shareholders            $(230,435)  $(248,787)


         Primary loss per share            $   (0.09)  $  (0.10)
         Primary loss attributable to
            common shares per share            (0.10)     (0.10)
         Primary weighted average shares
            outstanding                    2,398,254   2,387,546

         Fully diluted loss per share      $   (0.08)  $  (0.09)
         Fully diluted loss attributable
            to common shareholders per
            share                              (0.09)     (0.10)
         Fully diluted weighted average
            shares outstanding             2,618,587   2,607,879



                NATURAL GAS TECHNOLOGIES, INC.
             Statement of Changes in Stockholders' Equity
             For the years ended April 30, 1996 and 1995


                                  Preferred Stock

                            Series A            Series B
                         Shares    Amount    Shares    Amount

BALANCES April 30, 1994     -     $    -         -   $     -

Voluntary reduction in
 shares held by
 directors                  -          -         -         -
Stock issued for:
 Oil and gas
  interests                 -          -      16,360     65,440
 Cash                    9,597      38,388        -         -
 Services                   -          -          -         -
Exchange by Wagman
 Petroleum Inc. of
 common for preferred       -          -     194,376    777,504
Sale of option              -          -          -         -

Net loss                    -          -          -         -

BALANCES
April 30, 1995           9,957    $ 38,388   210,736   $842,944

Stock issued for:
 Related party
  liabilities               -          -          -         -
 Oil and gas interests      -          -          -         -
 Liabilities to third
  parties                   -          -          -         -
 Promotional services       -          -          -         -
Net loss                    -          -          -         -


BALANCES
 April 30, 1996         9,597    $ 38,388    210,736   $842,944


The accompanying notes are an integral part of these financial statements.



                NATURAL GAS TECHNOLOGIES, INC.
             Statement of Changes in Stockholders' Equity
            For the years ended April 30, 1996 and 1995 (cont.)


                                             Additi-   Accumu-
                                             onal      lated
                           Common Stock      Paid-In   Earnings
                         Shares    Amount    Capital   (Deficit)

BALANCES
 April 30, 1994       $ 2,843,562  $2,844   $473,394  $(151,282)

Voluntary reduction
 in shares held by
 directors               (475,000)   (475)       475       -
Stock issued for:
 Oil and gas
  interests              337,235      337    631,628       -
 Cash                       -          -         104       -
 Services                  2,667        3      3,997       -
Exchange by Wagman
 Petroleum Inc. of
 common for preferred   (518,334)    (518)  (776,986)      -
Sale of option              -          -         100       -
Net loss                    -          -          -    (241,096)

BALANCES
April 30, 1995        $2,190,130    $2,191 $ 332,712  $(392,378)

Stock issued for:
 Related party
  liabilities           381,655        382    622,605        -
 Oil and gas
  interests              22,624         23     45,226        -
 Liabilities to third
  parties                10,615         11     21,220        -
 Promotional services   200,000        200    159,800        -
Net loss                    -          -          -    (220,831)

BALANCES
 April 30, 1996       $2,805,024   $ 2,807 $1,181,563 $(613,209)




The accompanying notes are an integral part of these financial statements.




                      NATURAL GAS TECHNOLOGIES, INC.
                          Statement of Cash Flows
                For the years ended April 30, 1996 and 1995


                                             1996       1995

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                $   (220,831) $ (241,096)
Adjustments to reconcile net income/
       (loss) to net cash provided by
       operations:
       Depreciation, depletion and
       amortization                           40,962     23,239
       Amortization of directors fees         50,000     50,000
       Stock issued for services              80,000         -
       Stock issued for related party
       interest                               24,681         -

Expensing
 of prepaid offering costs                        -      35,107
Increase/(decrease) in:
       Accounts payable                      21,975       8,495
       Accrued expenses                     (32,033)     39,646

NET CASH (USED) BY OPERATING ACTIVITIES     (35,246)    (84,609)

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of fixed assets             (22,226)     (7,277)

CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from stock to issued              -      35,069
       Advances from related parties          23,730     56,824
       Note proceeds                          35,000         -
       Note payments                           (771)         -

NET CASH PROVIDED BY FINANCING ACTIVITIES     57,959     91,893

       Increase/(decrease) in cash for period    487          7

         Cash, Beginning of period                19         12

         Cash, End of period               $     506   $     19

Supplemental Disclosures:

       Cash payments for:
         Interest                          $     772   $     -
         Income taxes                             -          -

       Stock issued for:
         Professional services             $  80,000   $  4,000
         Prepaid professional services        80,000         -
         Oil and gas properties               49,157    697,405
         Reductions of accounts,
         notes, and interest payable        644,218          -





                      NATURAL GAS TECHNOLOGIES, INC.
                       Notes to Financial Statements
                          April 30, 1996 and 1995


NOTE 1:                                    SUMMARY OF
                                           SIGNIFICANT
                                           ACCOUNTING POLICIES

Natural Gas Technologies, Inc. (NGT) was incorporated on April 26, 1993 and began operations in June 1993. NGT acquired interests in various oil and gas properties in February and June 1994 and has been active in this industry since that time. The nature of the oil and gas industry lends itself to uncertainties and risks. NGT s interests are currently concentrated in the Central Texas area.

NGT was in the development stage during the year ended April 30, 1994 and statements to that date reflected such status. The year ended April 30, 1995 is the first year during which the Company is considered an operating Company.

The accounting and reporting policies of NGT conform with generally accepted accounting principles and to general practices within the industry. Policies that materially affect the determination of financial position, changes in financial position, and results of operations are summarized as follows:

Federal Income Taxes -- For Federal income tax purposes, NGT reports its operations on the accrual basis of accounting.
Depreciation is calculated using the MACRS percentages. First year expensing under Section 179 is utilized when it is advantageous to do so.

Statement No. 109 (SFAS 109) "Accounting for Income Taxes" requires that a liability approach to providing for deferred taxes be used. That is, deferred taxes must be established for all temporary differences between the book and tax bases of assets and liabilities.

Oil and Gas Properties -- The Company has adopted the full cost method of accounting for its oil and gas producing activities and, accordingly, capitalizes all costs incurred in the acquisition, exploration, and development of proved oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded.

Depletion and amortization are computed on a composite unit-of-production method based on estimated proved reserves. All costs associated with oil and gas properties are currently included in the base for computation and amortization. The Company's proved reserves were estimated by Company personnel based on previous work done by a petroleum engineer. All of the Company's reserves are located within the United States. Depletion totaled $36,993 and $22,535 for the years ended April 30, 1996 and 1995, respectively.


Depreciation is calculated on a straight line over the estimated useful lives of the assets. This is seven years for lease and well equipment. Depreciation totaled $3,587 and $322, for the years ended April 30, 1996 and 1995, respectively

Earnings per Share and Shares to be Issued -- Primary earnings per share is calculated on the basis of weighted average common shares outstanding which includes shares to be issued as discussed below. Fully diluted earnings per share is calculated based on the assumption that convertible preferred shares were converted at the first of the year.

At the end of each of the years presented, the Company had contractually or otherwise committed to issue common and/or preferred shares. For various reasons, the actual issuance of the stock certificates was delayed. These shares have been treated as being issued in the outstanding shares in the balance sheet and the statement of changes in stockholders' equity. They have also been included in weighted average earnings per share as of the effective date of the agreement rather than the date certificates were ultimately issued.

Cash Flows -- The Company considers cash to be its only cash equivalent for purposes of presenting its Statement of Cash
Flows.

Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Environmental Issues -- The oil and gas industry is regulated in Texas by the Texas Railroad Commission (RRC) and Texas Natural Resources Conservation Commission. Leases are operated under permits from the RRC. Failure to comply with regulations could result in interruption or termination of the operations. Additionally, upon cessation of use, the wells will require plugging and site cleanup. Costs of voluntary termination and remediation have been estimated to be insignificant on a well by well basis and are expected to be recorded as incurred.

New Accounting Pronouncements -- Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121) issued by the Financial Accounting Standards Board
(FASB) is effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, and certain identifiable intangible assets, should be recognized and how impairment losses should be measured. The Company does not expect adoption to have a material effect on its financial position or results of operations.

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) issued by the FASB is effective for specific transactions entered into after December 15, 1995 while the disclosure requirements of SFAS 123 are effective for financial statements for fiscal years beginning no later than December 15, 1995. The new standard establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. The Company does not expect adoption to have a material effect on its financial position or results of operations. At the present time, the Company has not determined if it will change its accounting policy for stock-based compensation or only provide the required financial statement disclosures. As such, the impact on the Company's financial position and results of operations is currently unknown.

Advertising Costs -- All advertising costs are expensed as incurred.


NOTE 2:  CORRECTION OF AN ERROR AND TERMINATION OF
          AGREEMENT

During the periods presented, Management determined that it had overvalued the stock it had acquired in Wagman Petroleum, Inc. This stock was acquired by issuing NGT stock to third parties in exchange for shares they held in Wagman. In accordance with this determination, the carrying value was reduced by $149,294. This reduction was charged directly against Additional Paid in Capital as a correction of the entry recorded in the year ended April 1994.

During the year ended April 1994, NGT was attempting to develop an alternative fuel formulation. That attempt included contracting for testing and refinement of the base formulation through the issuance of 150,000 shares common stock. These services were never provided to NGT. During fiscal 1996, NGT obtained legal counsel regarding the cancellation of these shares and attempted to get the shares returned. The opinion of legal counsel was that NGT should prevail due to the original contract having not been fulfilled. Accordingly, NGT notified the contractor that the shares had been voided. This reversal has been recorded as though it were effective in the year ended April 1995.

The balances for April 1995 have been adjusted for effects of both of these transactions and there is no effect to the results from operations for either year presented.


NOTE 3:                                    STOCK TRANSACTIONS

In order to acquire initial funding during 1993 and 1994, NGT sold shares through two limited offerings under Regulation D of the Securities and Exchange Commission. The Company also issued shares to various entities for fund-raising and promotional efforts, to certain entities for other services and consideration, and to Wagman Petroleum, Inc. (WPI) for interests in oil and gas properties. 150,000 shares and options to purchase 100,000 additional shares of restricted stock at an exercise price of $4 per share were issued to Warren Donohue of Volvo America as compensation for his agreeing to serve as a director of NGT for three years. These options were to commence six months following the close of the public offering and expire four years after commencement. Deferred Director Fees of $150,000 was recorded as a result of this transaction based on the Regulation D offering. No additional costs were recorded for the options due to the exercise price.

NGT acquired 64,300 shares of WPI from unrelated parties in exchange for 54,586 shares of NGT stock. There is no market for WPI's shares and their value has been determined by an estimate of the future value of WPI. The Company intends to hold this investment for the foreseeable future.

During the year ended April 1995, NGT authorized 1,000,000 preferred shares and designated it as Series A and Series B. Both of these series have a nine and one-quarter percent cumulative annual dividend and are convertible to common shares on a one for one basis. Series A shares may be called by the Company at five cents per share if the trading price of the common shares exceeds seven dollars for twenty consecutive trading days. They also are subject to a mandatory redemption at par five years from the effective date of issuance. Series B shares automatically convert to common if the trading price of the common shares exceeds five dollars for ten consecutive trading days. Other differences between the two series relate to the timing of and number of shares subject to the conversion privileges. It is believed that all of the outstanding preferred shares are convertible at the option of the holder at May 1, 1996.

The Company utilized its stock to purchase oil and gas working interests effective July 1, 1994. This resulted in the issuance of 337,235 common shares and 16,360 Series B preferred shares.

During the year ended April 1995, NGT s directors were advised that it would be advantageous to the Company to reduce the number of outstanding common shares. Accordingly, the directors returned 475,000 of the shares that had been issued for their initial efforts in organizing the Company. Also, WPI exchanged 518,334 shares of common stock for 194,376 Series B Preferred stock.

During the year ended April 1996, NGT approved a request by its president and WPI to issue 26,661 and 354,994 common shares, respectively, in exchange for the complete liquidation of unreimbursed expenses, advances, accrued interest, and the note balance due to WPI. Additionally, NGT negotiated an agreement to pay off certain legal fees connected with an aborted offering via the issue of 10,615 common shares. It also finalized an agreement with a third party regarding specific oil and gas interests that was effective May 1, 1995 through the issue of 22,624 common shares and the assumption of $17,000 of unpaid lease operating expenses.

During the year ended April 1996, NGT entered into an agreement for the provision of public relations, identification of funding sources, merger candidates, etc. services with a third party. These services are to be rendered over a primary period ending in December 1996 with provisions for extensions as approved by both parties. The agreement calls for cash funding of $25,000 and 500,000 shares of stock. The shares are to be issued on a milestone basis with 200,000 shares issued at the commencement of the agreement. One-half of these shares are to be for services to be rendered after April 1996 and have been included in Deferred Services in the equity section of the balance sheet. The remaining 300,000 shares are to be issued after the achievement of specified events, funding, etc. The agreement calls for all of these shares to be registered in any registration pursued by NGT.



NOTE 4:                                    TRANSACTIONS WITH
                                           RELATED PARTIES

Prior to May 1994, NGT had issued 1,925,000 shares of stock to its directors and officers as compensation for services rendered in developing the concept for the Company and pursuing efforts to implement plans of action. As discussed above this number was reduced by 475,000 shares during the 1995 fiscal year. In addition, NGT purchased interests in specified oil and gas properties from WPI effective February 1, 1994. The contract called for WPI to receive cash, common stock, and a note (described at Note 5).

As discussed above, NGT negotiated the exchange of the bulk of WPI's common shares for preferred shares during the periods presented. Also, the note, along with other liabilities to WPI in the amount of $114,678, was ultimately repaid via the issuance of 354,994 common shares. Also, the Company s president accepted 26,661 shares for unreimbursed expenses and cash advances in lieu of cash repayments.

NGT reimburses WPI for rent, postage, travel and other office expenses. The Company's president owns approximately 45% of the outstanding stock of WPI and also serves as WPI's president. Additionally, WPI operates the properties in which NGT is an owner. As such, WPI incurs expenses and bills them out to the respective owners. Currently, WPI collects NGT's gas production revenues and offsets them against amounts that NGT owes WPI.


NOTE 5:                                    NOTES PAYABLE

During the year ended April 1994, NGT entered into a note payable to WPI in conjunction with the purchase of oil and gas properties for $400,000. This note bore interest at 10% and was due to be repaid out of proceeds from a stock offering or from oil and gas production. It's balance of $396,988, along with $24,681 in accrued interest, was retired during the year ended April 1996 through the issuance 313,494 shares of common stock. WPI waived collection of the interest accrued on the note.

During February 1996, the Company borrowed $35,000 from a bank in order to finance certain reworking expenses. This note bears interest at 10.5% and is due in twenty-four installments of $1,625 per month including interest. NGT has given its interest in the wells being reworked as collateral for this note.


NOTE 6:                                    OIL AND GAS
                                           PROPERTIES

As previously discussed, NGT acquired interests in oil and gas properties from WPI during the year ended April 1994. Effective July 1, 1995, the Company acquired additional interests in these same properties in exchange for stock. These interests are all located in the central Texas area.

These properties are subject to tax liens for unpaid property taxes owed by WPI. WPI has contested the values used by the taxing authorities and is in the process of negotiating payment of the back taxes. Should WPI be unsuccessful in settling these tax liens, NGT and other interest owners could be caused to forfeit any and all interests in the properties subject to such
liens to foreclosure by the taxing authorities.   WPI is working
to ensure that this does not happen.


NOTE 7:                                    REDEEMABLE STOCK

As discussed above, the Company s Series A preferred shares carry a mandatory redemption at par at the end of five years. Both preferred series may be converted to common stock by the Company upon the attainment of specific circumstances as described above. In accordance with generally accepted accounting principles, the shares carrying the mandatory redemption feature have been segregated from the balance of the stockholders equity. The redemption for these shares is due on July 1, 1999.


NOTE 8:                                    PREFERRED STOCK ACCUMULATED
                                           DIVIDENDS

As discussed in Note 3 above, NGT has issued preferred stock which contains a provision for cumulative dividends at the rate of 9.25%. These dividends have remained undeclared and unpaid since issuance. The amounts accumulated during the years ended April 1995 and 1996 totaled $61,679 and $85,748, respectively. However, WPI waived its right to receive dividends on its preferred shares as part of the agreement to receive common shares in exchange for debt. This waiver reduces the cumulative amounts to $7,691 and $9,604 for 1995 and 1996. The total amount accumulated at April 30, 1996 was $17,295. The statement of operations presents net loss available to common shareholders after increasing the actual net loss for the accumulated dividend arrearage.





NOTE 9:                                    INCOME TAXES

As of April 30, 1996 and 1995, NGT had accumulated deficits of $613,209 and $392,378. However, operating loss carry-forwards for tax purposes vary from these amounts due to differences in the tax treatment of various items. These loss carry-forwards, which should provide future benefits, expire as shown in the following table.






                       Amount of
   Year of           Operating Loss
  Expiration          Carry-Forward

     2009                $301,283
     2010                  90,343

     2011                 222,200

                         $613,826



The provision for income taxes is as follows:

                                             1996        1995
 Current
    Federal                                $      -    $     -
    State                                         -          -

 Deferred
    Federal                                (132,473)   (102,203)
    State                                   (16,774)    (12,943)
    Less allowance                          149,247     115,146
 Total                                     $      -    $      -


The following temporary differences gave rise to the deferred tax assets and liabilities at April 30, 1996 and 1995:

                                              1996        1995
 Excess of tax depreciation over
   financial accounting depreciation      $   2,088   $    718

The deferred tax asset and liabilities are comprised of the following at April 30, 1996 and 1995:

                                    1996          1995

                 Assets    Liabilities       Assets   Liabilities

Depreciation   $    -        $    769    $         -   $      265
Net operating
losses
carried
forward           150,017           -        115,411            -

Less
valuation
allowance        (149,247)          -       (115,146)           -

Totals         $      769    $    769   $        265     $    265

Due to the way future utilization of tax benefits is analyzed under SFAS 109, an allowance for the full amount of any benefits which may arise from operating loss carry-forwards has been made and no asset has been recorded as a result.


NOTE 10:                                   SUBSEQUENT EVENTS

Subsequent to April 1996, NGT purchased an option to acquire the lease under an eleven hundred acre water-flood project in North-Central Texas. Engineers have estimated that this lease has significant potential if managed properly. This option calls for the Company to pay $375,000 cash plus a note for the remaining appraised value and is exercisable at any time prior to July 1997.

NOTE 11:                     SUPPLEMENTARY INFORMATION RELATING
                             TO OIL AND GAS PRODUCING ACTIVITIES

The accompanying supplemental disclosures of oil and gas producing activities are unaudited due to the nature of reserve estimates and their calculation. The balances at April 30, 1994 included certain properties that contained proven undeveloped reserves. During fiscal 1995, it was determined that it would not be feasible for the Company to develop these properties and their reserves were eliminated from the estimated reserve base. During fiscal 1996, certain other properties were reevaluated which resulted in revisions to their reserve estimates.






                      NATURAL GAS TECHNOLOGIES, INC.
                    Supplementary Information Relating
                    To Oil and Gas Producing Activities
                         April 30, 1996 and 1995
                                (Unaudited)

Quantities of Reserves                 Oil              Gas
Proved and Developed Reserves      (Barrels)           (MCF)
Balances, April 30, 1994             144,680         85,457
 Acquisitions                        149,353        212,335
 Revisions of estimates               28,146         12,637
 Extensions and discoveries                -              -
 Production                           (3,439)       (14,119)
Balances, April 30, 1995             318,740        296,310
 Acquisitions                         11,859              -
 Revisions of estimates               26,292        (68,052)
 Production                           (6,004)       (17,210)
Balances, April 30, 1996             298,303        211,048


Costs Incurred in Acquisition, Exploration, and Development of Properties

                                        1996          1995

    Acquisition                    $  45,248      $ 697,405


Standardized Measure of Discounted Future Net Cash Flows

                                        1996             1995

Future cash inflows               $  5,451,124        $5,952,025
Future production and
development costs                     (743,276)         (856,376)
Future income taxes                 (1,080,308)       (1,212,160)
 Future net cash flows               3,627,540         3,883,489
10% annual discount for
estimated timing of cash flows        (919,028)       (1,098,988)

Standardized measure of
discounted future net cash flows  $  2,708,512      $  2,784,501


Principal Sources of Changes in the Standardized Measure of
Discounted Future Net Cash Flows

                                        1996             1995

Standardized Measure-Beginning
of Year                            $   2,784,501   $ 3,059,926
Acquisition of reserves in place          45,248       697,405
Sales, net of production costs           (98,251)      (40,392)
Extensions & discoveries                       -    (1,515,352)
Changes in estimated
future development costs                       -       (31,885)
Revisions of quantity estimates         (247,017)       140,705
Accretion of discount                    365,674       424,022
Net change in income taxes                62,173       308,062
Changes in production timing and other  (258,803)     (257,990)
Changes in sales prices                   54,987             -

Standardized Measure - End of Year $   2,708,512   $ 2,784,501



                     NATURAL GAS TECHNOLOGIES, INC.
                               Balance Sheet
                             January 31, 1997
                                (Unaudited)

                                  Assets
Cash                                            $      237

Oil and gas properties                           1,448,417
Lease and well equipment                            29,503
Other equipment                                     40,000
  Accumulated depreciation and depletion           (82,991)

                                                 1,434,929

License to fuel blending patent                    360,000
Investment in Wagman Petroleum, Inc. stock          14,464
Other investments                                   10,000
Organizational costs
 (net of amortization of $1,400)                       510

          TOTAL ASSETS                          $1,820,140


                   Liabilities and Stockholders' Equity
Liabilities
 Accounts payable                              $    59,695
 Accrued interest                                       80
 Advances and amounts due officers                  36,989
 Current portion of notes payable                   18,794

          Total Current Liabilities                115,558

 Notes payable                                       2,174

          TOTAL LIABILITIES                        117,732

Redeemable Stock
  Preferred stock, Series A
  $4.00 par value (500,000 shares
  authorized, 9,597 outstanding)                    38,388

Stockholders' Equity
  Preferred stock, Series B
  $4.00 par value (500,000 shares
  authorized, 260,736 outstanding)               1,042,944

  Common stock, $.001 par value
  (10,000,000 shares authorized,
  3,105,024 outstanding)                             3,105

  Additional paid-in capital                     1,541,263
  Deferred services and director fees             (160,000)
  Accumulated deficit                             (763,292)

          Total Stockholders' Equity             1,664,020

          TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY                  $1,820,140


The accompanying notes are an integral part of this financial statement.




                      NATURAL GAS TECHNOLOGIES, INC.
                         Statements of Operations

For the Three-Month and Nine-Month Periods Ended January 31, 1997 and 1996 (Unaudited)

                              Three-Month         Nine-Month
                              Periods Ended       Periods Ended
                              January 31,         January 31,

                              1997      1996      1997      1996

Oil and gas revenues    $  21,682  $ 32,735  $  62,459  $101,904
Other income                    -       162          5       732
    Total Revenues         21,682    32,897     62,464   102,636

Expenses:
     Production taxes       1,171     1,648      3,318     5,296
     Lease operating
      expenses             14,596    38,960     49,222    87,924
     Depreciation,
      depletion and
      amortization          6,116     9,344     18,352    28,031
     Professional fees     22,994     4,852     22,994     4,852
     Consulting fees       80,000         -     80,000         -
     Office expenses        2,574     1,784      5,716     3,592
     Rent                   1,050     1,142      3,150     3,242
     Printing and
      distribution          1,067       965        467     1,474
     Director fees              -    12,500     20,833    37,500
     Taxes                      -         -      1,788        -
     Offering costs
      (non-capitalizable)       -         -      3,000     4,000
     Other expenses           210       606        709       836

   Total Expenses         129,778    71,801    209,549   176,747

Loss from Operations     (108,096)  (38,904)  (147,085)  (74,111)
  Interest expense         (1,081)        -     (2,998)  (19,850)

     NET LOSS           $(109,177)$ (38,904) $(150,083) $(93,961)

  Unpaid preferred
   dividend claims        (   600)  (   600)   ( 1,801)  ( 1,801)

Net loss attributable
 to common shareholders $(109,777)$ (39,504)$ (151,884)$( 95,762)

Primary loss per share $     (.04)  $  (.02) $   (.06) $   (.04)
Primary loss attributable
 to common shares per
 share                 $     (.04)  $  (.02) $   (.06) $   (.04)
Primary weighted average
 shares outstanding     2,739,807 2,330,130  2,548,820 2,330,130

Fully diluted loss
 per share             $     (.04)  $  (.02) $   (.05) $   (.04)

Fully diluted loss
 attributable to
 common shareholders
 per share             $     (.04)  $  (.02) $   (.05) $   (.04)

Fully diluted weighted
 average shares
 outstanding            2,960,140  2,550,463 2,769,153 2,550,463


The accompanying notes are an integral part of these financial statements.




                      NATURAL GAS TECHNOLOGIES, INC.
                          Statement of Cash Flows

For the Nine-Month Periods Ended January 31, 1997 and 1996
(Unaudited)


                                         1997        1996
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                             $(150,083)  $ (93,961)
Adjustments to reconcile net
 loss to net cash provided by
 (used by) operations:

  Depreciation, depletion
   and amortization                     18,352      28,031
  Amortization of directors fees        20,833      37,500
  Accounts receivable increase               -     (43,879)
  Accounts payable increase             44,252      83,070
  Recognition of expense
    for deferred services               80,000           -
  Stock issued for related party debt        -      17,256

NET CASH PROVIDED BY OPERATING
ACTIVITIES                              13,354      28,017

CASH FLOWS FROM INVESTING
ACTIVITIES:

Purchase of fixed assets                     -     (20,844)
Purchase of oil and gas properties      (4,585)    (21,741)
Temporary investments                  (10,000)          -

NET CASH (USED BY) INVESTING
ACTIVITIES                             (14,585)    (42,585)

CASH FLOWS FROM FINANCING ACTIVITIES:

Advances from related parties           14,222      15,030
Note payments                          (13,260)          -

NET CASH PROVIDED BY FINANCING
ACTIVITIES                                 962      15,030

Increase/(decrease) in cash for period    (269)        462
  Cash, Beginning of period                506          19
  Cash, End of period               $      237     $   481

Supplemental Disclosures:

Cash payments for:
  Interest                           $   2,998     $     -
  Income taxes                       $       -     $     -
Stock issued for:
  Oil and gas properties             $       -     $63,985

  License to fuel blending and
   related equipment                 $ 400,000    $       -
  Reductions of accounts
   and notes payable                 $ 499,534    $ 146,263
  Deferred services                  $ 160,000    $       -


The accompanying notes are an integral part of these financial statements.




                      NATURAL GAS TECHNOLOGIES, INC.
                       Notes to Financial Statements
                                (Unaudited)


NOTE 1:  BASIS OF PRESENTATION

The unaudited financial statements and related notes to financial statements presented herein have been prepared by Natural Gas Technologies, Inc. ("NGT") pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying financial statements were prepared in accordance with the accounting policies used in the preparation of the Company's audited financial statements for the fiscal year ended April 30, 1996 and should be read in conjunction with such financial statements and the notes thereto.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of operating results for the interim periods presented have been made.

NOTE 2:  LETTER OF INTENT AND LOAN

NGT entered into a letter of intent dated January 2, 1997 and modified March 17, 1997 (the "Letter of Intent") with Lyric Energy, Inc. ("Lyric"), a development stage company with minimal assets that is an SEC registrant, for a share exchange transaction ("Share Exchange"). The Letter of Intent became binding by the March 17, 1997 amendment. Prior to entering into the Letter of Intent, NGT and Lyric were unrelated and NGT held no shares of Lyric.

Pursuant to the Letter of Intent, NGT loaned Lyric $100,000 pursuant to a non-interest bearing Convertible Promissory Note (the "Note"). The Note had a maturity date of December 31, 1997 and automatically converted into 203,041,517 shares of Lyric common stock upon (i) Lyric coming into current compliance with the Securities Exchange Act of 1934, as amended, and (ii) Lyric obtaining a waiver from Amarillo National Bank of certain non-dilution rights in favor of the Bank. The Note converted by its terms on April 10, 1997, which resulted in NGT obtaining a controlling interest in Lyric. The source of the $100,000 was a loan to NGT from an officer, director and significant shareholder of NGT.

The Share Exchange will commence after Lyric holds a shareholder meeting for the purpose of (i) approving a reverse split of Lyric's common stock which will result in additional common shares being made available for issuance in the Share Exchange;
(ii) authorizing 10,000,000 shares of no par value preferred stock, approximately 75,000 of which will be designated for exchange with NGT preferred shareholders in the Share Exchange and the remaining 9,925,000 of which will be reserved for future issuance at the discretion of Lyric's Board of Directors; and
(iii) approving certain other amendments to Lyric's Articles of Incorporation. By virtue of the shares acquired by NGT upon conversion of the Note, NGT holds sufficient votes to assure shareholder approval of all of the above matters. It is anticipated that the Share Exchange will take place in two stages. The first stage is to occur immediately after the Lyric shareholder meeting and will consist of the exchange of approximately 2,688,000 shares of the authorized but unissued post-reverse split shares of Lyric for 3,405,550 NGT common shares, which constitutes approximately 82 percent of the equity interests in NGT. The NGT shares to be exchanged in the first stage are held by certain officers, directors, affiliates and sophisticated investors. Lyric will control NGT upon completion of the first stage.

The second stage will occur upon the approval by NGT shareholders of the exchange of the remaining shares pursuant to an SEC Registration Statement on Form S-4 and Proxy Statement which registers the exchange of all of the remaining equity interests in NGT into shares of the authorized but unissued post-reverse split shares of Lyric and further provides for the distribution of the 878,043 post-reverse split shares of Lyric issued to NGT upon conversion of the Note to the shareholders of NGT immediately prior to the Share Exchange. It is also contemplated that the shares issued in the first stage of the Share Exchange will be registered by such registration statement. Upon completion of the Share Exchange, the current shareholders of Lyric will hold approximately five percent of the total outstanding shares of Lyric and the shareholders of NGT will hold the remaining 95 percent, assuming conversion of the preferred shares to be issued in the Share Exchange.

The Share Exchange is expected to be accounted for as a purchase.
The Share Exchange is structured as a tax-free reorganization and is not expected to have any tax consequences for NGT.

NOTE 3:   ACQUISITION OF LICENSE TO FUEL BLENDING PATENT AND
          RELATED EQUIPMENT

In December 1996, NGT acquired a non-exclusive license agreement to utilize certain patented technology regarding a technique for blending alternative fuels into gasoline. NGT also acquired certain related office furnishings and equipment, including a blending tower. The consideration for the acquisition of these assets was 100,000 shares of Common Stock and 50,000 shares of Series 1994-B Preferred Stock.

Under the license agreement, NGT is obligated to pay monthly royalties of up to 3% of NGT's gross receipts related to the technology, with such royalty percentage dependent upon the gross margin per gallon of gasoline represented by such gross receipts for the applicable month. The license agreement expires on the later of the expiration of 21 years following the date the first plant for fuel blending under the license agreement begins commercial production or the expiration of the underlying patents.

NOTE 4:   SUBSEQUENT EVENTS

During the quarter ended April 30, 1997, NGT purchased all of the issued and outstanding stock of Interior Energy, Inc., a Texas corporation ("Interior"). The consideration for the purchase was 370,000 shares of NGT's common stock, $500,000 cash and assumption of a note with a remaining balance of $3,000,000 due in 1999. Interior holds two oil and gas property interests.

In addtion, NGT acquired during the quarter ended April 30, 1997 a fifty percent working interest in the Norton Palo Pinto Field in consideration of 120,000 shares of its common stock and the assumption of $12,500 in expenses and an overriding royalty interest payable to the seller until the foregoing shares are exchanged for shares of Lyric and registered under the Securities Act of 1933, as amended. (See Note 2 above.) The field leased consists of 1,248 acres with a net revenue interest of 80 percent.








                                 EXHIBIT A

      SHAREHOLDER RESOLUTIONS APPROVING A REVERSE STOCK SPLIT AND
              AMENDING THE ARTICLES OF INCORPORATION
                                    OF
                            LYRIC ENERGY, INC.


Reverse Stock Split

     RESOLVED, that the one share for 231.2433 share reverse split of the Corporation's $.01 par value common stock pursuant to resolutions of the Board of Directors dated April 14, 1997 is hereby approved.

Authorization of Preferred Stock

     RESOLVED, that the Articles of Incorporation of the Corporation be amended by deleting Article Fourth thereof and substituting therefor the following:


                                ARTICLE IV
                               Capital Stock

     The aggregate number of shares which this corporation shall have authority to issue is two hundred fifty million
(250,000,000) shares of $.01 par common stock ("Common Stock") and ten million (10,000,000) share of no par value preferred stock ("Preferred Stock").

     The designations, powers, preferences and rights and the qualifications, limitations or restrictions of the preferred stock are as follows:

     1.   Series 1994-A Convertible Preferred Stock.

     9,597 shares of Preferred Stock shall be designated as Series 1994-A Preferred Stock and shall have the following designations, powers, preferences and rights and the qualifications, limitations or restrictions as follows:

          A.   Dividends.

               (1) In each fiscal quarter of the corporation, the holders of Series 1994-A Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the board of directors, before any cash dividends shall be declared and paid upon or set aside for the Common Stock or any other series of Preferred Stock in such fiscal year, a cumulative dividend at the rate of $0.0925 per quarter on each outstanding share of Series 1994-A Preferred Stock (as adjusted for any stock split, stock dividend, recapitalization or the like with respect to such shares ("Recapitalization Events")). Dividends, if paid, or if declared and set apart for payment, must be paid on, or declared and set apart for payment on, all outstanding shares of Series 1994-A Preferred Stock.

               (2) In addition to the foregoing, each share of Series 1994-A Preferred Stock shall be entitled to a cumulative dividend equal to the dividends accumulated prior to conversion on that number of shares of Series 1994-A Preferred Stock in Natural Gas Technologies, Inc., a Texas corporation ("NGT"), which were converted into each share of Series 1994-A Preferred Stock, out of funds legally available therefor, when and if declared by the board of directors, before any cash dividends shall be paid and set aside for the Common Stock or any other series of Preferred Stock of the corporation.

          B.   Liquidation Preference.

               (1) In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of Series 1994-A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock or any other series of Preferred Stock by reason of their ownership thereof, the amount equal to four dollars ($4.00) per share for each share of Series 1994-A Preferred Stock then held by them (as adjusted for any Recapitalization Events) plus all accumulated but unpaid dividends on their respective shares of Series 1994-A Preferred Stock then held by them and no more (the "Series 1994-A Preferred Liquidation Preference"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series 1994-A Preferred Stock shall be insufficient to permit the payment to such holders of the full amount of such preference, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series 1994-A Preferred Stock in proportion to the shares then held by them.

               (2) A consolidation or merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation shall be deemed a liquidation, a dissolution or winding up within the meaning of this Section if more than fifty percent of the surviving entity is not owned by persons who were holders of capital stock or securities convertible into capital stock of the corporation immediately prior to such merger, consolidation or sale. In such event, the Series 1994-A Preferred Liquidation Preference may be paid in cash or securities of any entity surviving such liquidation event.

               (3)  The preference provisions set forth in
Section B(1) shall not prohibit distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by employees, directors or consultants of or to the corporation or any of its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of such repurchase between the corporation and such persons.

          C. Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of Series 1994-A Preferred Stock at least twenty days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

          D. No Voting Rights. Except as may be required by law, the shares of Series 1994-A Preferred Stock shall have no voting rights.

          E.   Conversion.  The holders of the Series 1994-A
Preferred Stock shall have conversion rights as follows (the
"Conversion Rights"):

               (1) Optional Conversion. Each share of Series 1994-A Preferred Stock shall be convertible, at the option of the holder thereof, at the office of the corporation or any transfer agent for the Series 1994-A Preferred Stock, into 1.1 shares of Common Stock (the "Series 1994-A Conversion Rate").

               (2)  Mechanics of Conversion.  Any holder of
Series 1994-A Preferred Stock wishing to convert shares of Series 1994-A Preferred Stock into Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or any transfer agent for the Series 1994-A Preferred Stock and shall give the corporation written notice stating the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. Any conversion pursuant to Section E(1) shall be deemed to be effective for all purposes upon receipt by the corporation or a transfer agent for the Series 1994-A Preferred Stock of such certificates, duly endorsed, and such written notice and shall be deemed to have been made immediately prior to the close of business on the date thereof. As soon as practicable after the effectiveness of any conversion of Series 1994-A Preferred Stock and receipt by the corporation or the appropriate transfer agent of certificates representing such Series 1994-A Preferred Stock, duly endorsed, together with written notice stating the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued, the corporation shall cause to be issued and delivered pursuant to the written instructions of the holder of the converted Series 1994-A Preferred Stock certificates representing the Common Stock into which such Series 1994-A Preferred Stock has been converted; provided, however, that the corporation shall not be required to issue certificates for Common Stock in any name other than that of the holder in the absence of assurances reasonably satisfactory to the corporation that all stamp and other transfer taxes relating to the transfer of such securities have been or will be paid. Notwithstanding any issuance or lack thereof of certificates representing Common Stock, from and after the effectiveness of any conversion of Series 1994-A Preferred Stock, the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated by the corporation for all purposes as the record holders of the Common Stock obtainable upon such conversion and shall cease to have any other rights of holders of Series 1994-A Preferred Stock.

               (3)  Fractional Shares Upon Conversion.  No
fractional shares of Common Stock shall be issued upon conversion of Series 1994-A Preferred Stock, and any fractional shares that otherwise would result from conversion by a holder of all of such holder's shares of Series 1994-A Preferred Stock (in the aggregate) shall be redeemed by payment in an amount equal to such fraction of the fair market value on the effective date of conversion of a share of Common Stock as promptly as funds legally are available therefor.

               (4) Adjustment for Subdivisions or Combinations of Common Stock. In the event the corporation at any time or from time to time effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of Series 1994-A Preferred Stock, then the existing Series 1994-A Conversion Price shall be decreased or increased proportionately.

               (5) Adjustment for Dividends, Distribution and Common Stock Equivalents. In the event the corporation at any time or from time to time makes or issues, or fixes a record date for the determination of holders of Common Stock (but not holders of Series 1994-A Preferred Stock) entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date. In each such event, the then existing Series 1994-A Conversion Rate shall be increased as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date, by multiplying the then effective Series 1994-A Conversion Rate by a fraction,

                    (a)  the numerator of which shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents, and

                    (b)  the denominator of which shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date has been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series 1994-A Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter the Series 1994-A Conversion Rate shall be adjusted pursuant to this Section E(5) as of the time of actual payment of such dividend or distribution.

               (6) No Impairment. The corporation, whether by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but at all times in good faith shall assist in the carrying out of all of such action as may be necessary or appropriate in order to protect the conversion rights pursuant to this Section E of the holders of Series 1994-A Preferred Stock against impairment.

               (7) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Series 1994-A Conversion Rate pursuant to this Section E, the corporation at its expense shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and promptly furnish to each holder of Series 1994-A Preferred Stock a written notice setting forth (i) such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, (ii) the Series 1994-A Conversion Rate at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series 1994-A Preferred Stock held by such holder.

               (8)  Reservation of Stock Issuable Upon
Conversion. The corporation at all times shall reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series 1994-A Preferred Stock such number of its shares of Common Stock as from time to time will be sufficient to effect the conversion of all then outstanding shares of Series 1994-A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of Series 1994-A Preferred Stock, in addition to such other remedies as may be available to the holders of Series 1994-A Preferred Stock for such failure, the corporation shall take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

          F.   Redemption.  The shares of Series 1994-A
Convertible Preferred Stock may be redeemed by the corporation, at its option, as follows:

               (1) Optional Redemption. The corporation shall have the right at any time after the Common Stock trades in a public market and closes at or above $7.00 per share (as adjusted for any Recapitalization Events) for twenty consecutive trading days, at its option, to give notice to the holders of the Series 1994-A Preferred Stock of its intention to redeem all of the then-outstanding shares of Series 1994-A Preferred Stock, or any portion thereof (the "Redemption Notice"); provided, however, that such right is contingent upon all accumulated and unpaid dividends being fully paid prior to the corporation's giving of such notice.

               (2) Mandatory Redemption. All of the outstanding shares of Series 1994-A Preferred Stock shall automatically be redeemed by the corporation on June 30, 1999; provided that the corporation gives the holders the Redemption Notice required by Section F(3) and further provided that all accumulated and unpaid dividends on the Series 1994-A Preferred Stock are fully paid on the date of such notice. Notwithstanding the provisions of Section F(3), the Redemption Notice provided in connection with the mandatory redemption may be given any time not more than 120 and not less than thirty days prior to June 30, 1999.

               (3) Redemption Price and Payment. The shares of Series 1994-A Preferred Stock to be redeemed hereunder shall be redeemed by paying in cash an amount equal to $0.05 per share, plus, in the case of each share, an amount equal to all accumulated and unpaid dividends, computed to the date of such redemption, such amount being referred to as the "Redemption Price." Such payment shall be made in full on the date such shares are redeemed to the holders entitled thereto.

               (4) Redemption Mechanics. The corporation shall give written notice (the "Redemption Notice") at least ninety but not more than 120 days prior to the date on which the corporation proposes to redeem the Series 1994-A Preferred Stock (the "Redemption Date"), to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series 1994-A Preferred Stock. The Redemption Notice shall notify each such holder of the redemption and specify the Redemption Price, the Redemption Date, the number of shares of Series 1994-A Preferred Stock to be redeemed from such holder (computed on a pro rata basis in accordance with the number of such shares held by all holders thereof) and the place where such Redemption Price shall be payable. From and after the close of business on a Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series 1994-A Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Series 1994-A Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series 1994-A Preferred Stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Series 1994-A Preferred Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of such shares of Series 1994-A Preferred Stock, such funds shall be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

          G. Notices. Any notices required by the provisions of this Article IV to be given to the holders of shares of Series 1994-A Preferred Stock must be in writing and shall be deemed given when delivered at the address of the recipient; provided, however, that such address shall have been furnished in writing to the person giving notice and the address shall be at an entity that maintains regular business hours (except for holidays) throughout the entire year. In the event that the address furnished is not at an entity that maintains regular business hours, notice shall be deemed given upon the earlier of personal delivery or, if sent by registered or certified mail, at the earlier of its receipt or 72 hours after deposit in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as set forth above.

          H. Amendment. Any term relating to the Series 1994-A Preferred Stock may be amended only with the vote or written consent of holders of not less than a majority of all Series 1994-A Preferred Stock then outstanding. Any amendment so effected shall be binding upon the corporation and any holder of Series 1994-A Preferred Stock.

          I. Availability of Shares. The number shares of Series 1994-A Preferred Stock which are converted or redeemed pursuant to this Article IV shall be available in the discretion of the board of directors for reissuance as any series of Preferred Stock which may be designated by the board of directors.

     2.   Series 1994-B Convertible Preferred Stock.

          66,365 shares of Preferred Stock shall be designated as Series 1994-B Preferred Stock and shall have the following designations, powers, preferences and rights and the qualifications, limitations or restrictions as follows:

          A.   Dividends.

               (1) In each fiscal quarter of the corporation, the holders of Series 1994-B Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the board of directors, before any cash dividends shall be declared and paid upon or set aside for the Common Stock or any other series of Preferred Stock other than the Series 1994-A Preferred Stock in such fiscal year, a cumulative dividend at the rate of $0.0925 per quarter on each outstanding share of Series 1994-B Preferred Stock (as adjusted for any stock split, stock dividend, recapitalization or the like with respect to such shares ("Recapitalization Events")). Dividends, if paid, or if declared and set apart for payment, must be paid on, or declared and set apart for payment on, all outstanding shares of Series 1994-B Preferred Stock.

               (2) In addition to the foregoing, each share of Series 1994-B Preferred Stock shall be entitled to a cumulative dividend equal to the dividends accumulated prior to conversion on that number of shares of Series 1994-B Preferred Stock in Natural Gas Technologies, Inc., a Texas corporation ("NGT"), which were converted into each share of Series 1994-B Preferred Stock, out of funds legally available therefor, when and if declared by the board of directors, before any cash dividends shall be paid and set aside for the Common Stock or any other series of Preferred Stock other than the Series 1994-A Preferred Stock.

          B.   Liquidation Preference.

               (1) In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of Series 1994-B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock or any other series of Preferred Stock other than the Series 1994-A Preferred Stock by reason of their ownership thereof, the amount equal to four dollars ($4.00) per share for each share of Series 1994-B Preferred Stock then held by them (as adjusted for any Recapitalization Events) plus all accumulated but unpaid dividends on their respective shares of Series 1994-B Preferred Stock then held by them and no more (the "Series 1994-B Preferred Liquidation Preference").

               (2) A consolidation or merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation shall be deemed a liquidation, a dissolution or winding up within the meaning of this Section if more than fifty percent of the surviving entity is not owned by persons who were holders of capital stock or securities convertible into capital stock of the corporation immediately prior to such merger, consolidation or sale. In such event, the Series 1994-B Preferred Liquidation Preference may be paid in cash or securities of any entity surviving such liquidation event.

               (3)  The preference provisions set forth in
Section B(1) shall not prohibit distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by employees, directors or consultants of or to the corporation or any of its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of such repurchase between the corporation and such persons.

          C. Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of Series 1994-B Preferred Stock at least twenty days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

          D. No Voting Rights. Except as may be required by law, the shares of Series 1994-B Preferred Stock shall have no voting rights.

          E.   Conversion.  The holders of the Series 1994-B
Preferred Stock shall have conversion rights as follows (the
"Conversion Rights"):

               (1) Optional Conversion. Each share of Series 1994-B Preferred Stock shall be convertible, at the option of the holder thereof, at the office of the corporation or any transfer agent for the Series 1994-B Preferred Stock, into one share of Common Stock (the "Series 1994-B Conversion Rate").

               (2) Mandatory Conversion. Each share of Series 1994-B Preferred Stock shall automatically convert into Common Stock at the Series 1994-B Conversion Rate immediately upon the Common Stock having traded in a public market and closing at or above five dollars ($5.00) per share for ten consecutive trading days ("Mandatory Conversion"); provided, however, that no such Mandatory Conversion shall occur until all accumulated but unpaid dividends shall have been paid up to the date of conversion.

               (3)  Mechanics of Conversion.

                    (a)  Any holder of Series 1994-B Preferred
Stock wishing to convert shares of Series 1994-B Preferred Stock into Common Stock pursuant to Section E(1) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or any transfer agent for the Series 1994-B Preferred Stock and shall give the corporation written notice stating the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. Any conversion pursuant to Section E(1) shall be deemed to be effective for all purposes upon receipt by the corporation or a transfer agent for the Series 1994-B Preferred Stock of such certificates, duly endorsed, and such written notice and shall be deemed to have been made immediately prior to the close of business on the date thereof.

                    (b) The Mandatory Conversion shall be deemed to be effective for all purposes at the close of business on the date of the Mandatory Conversion. Any holder of Series 1994-B Preferred Stock may at any time after the Mandatory Conversion surrender its certificate or certificates for the Series 1994-B Preferred Stock at the office of the corporation or any transfer agent for the Series 1994-B Preferred Stock and give written notice stating the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued.

                    (c)  As soon as practicable after the
effectiveness of any conversion of Series 1994-B Preferred Stock and receipt by the corporation or the appropriate transfer agent of certificates representing such Series 1994-B Preferred Stock, together with written notice stating the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued, the corporation shall cause to be issued and delivered pursuant to the written instructions of the holder of the converted Series 1994-B Preferred Stock certificates representing the Common Stock into which such Series 1994-B Preferred Stock has been converted; provided, however, that the corporation shall not be required to issue certificates for Common Stock in any name other than that of the holder in the absence of assurances reasonably satisfactory to the corporation that all stamp and other transfer taxes relating to the transfer of such securities have been or will be paid.

                    (d)  Notwithstanding any issuance or lack
thereof of certificates representing Common Stock, from and after the effectiveness of any conversion of Series 1994-B Preferred Stock, the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated by the corporation for all purposes as the record holders of the Common Stock obtainable upon such conversion and shall cease to have any other rights of holders of Series 1994-B Preferred Stock.

               (4)  Fractional Shares Upon Conversion.  No
fractional shares of Common Stock shall be issued upon conversion of Series 1994-B Preferred Stock, and any fractional shares that otherwise would result from conversion by a holder of all of such holder's shares of Series 1994-B Preferred Stock (in the aggregate) shall be redeemed by payment in an amount equal to such fraction of the fair market value on the effective date of conversion of a share of Common Stock as promptly as funds legally are available therefor.

               (5) Adjustment for Subdivisions or Combinations of Common Stock. In the event the corporation at any time or from time to time effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of Series 1994-B Preferred Stock, then the existing Series 1994-B Conversion Price shall be decreased or increased proportionately.

               (6) Adjustment for Dividends, Distribution and Common Stock Equivalents. In the event the corporation at any time or from time to time makes or issues, or fixes a record date for the determination of holders of Common Stock (but not holders of Series 1994-B Preferred Stock) entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date. In each such event, the then existing Series 1994-B Conversion Rate shall be increased as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date, by multiplying the then effective Series 1994-B Conversion Rate by a fraction,

                    (a)  the numerator of which shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents, and

                    (b)  the denominator of which shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date has been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series 1994-B Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter the Series 1994-B Conversion Rate shall be adjusted pursuant to this Section E(5) as of the time of actual payment of such dividend or distribution.

               (7) No Impairment. The corporation, whether by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but at all times in good faith shall assist in the carrying out of all of such action as may be necessary or appropriate in order to protect the conversion rights pursuant to this Section E of the holders of Series 1994-B Preferred Stock against impairment.

               (8) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Series 1994-B Conversion Rate pursuant to this Section E, the corporation at its expense shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and promptly furnish to each holder of Series 1994-B Preferred Stock a written notice setting forth (i) such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, (ii) the Series 1994-B Conversion Rate at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series 1994-B Preferred Stock held by such holder.

               (9)  Reservation of Stock Issuable Upon
Conversion. The corporation at all times shall reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series 1994-B Preferred Stock such number of its shares of Common Stock as from time to time will be sufficient to effect the conversion of all then outstanding shares of Series 1994-B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of Series 1994-B Preferred Stock, in addition to such other remedies as may be available to the holders of Series 1994-B Preferred Stock for such failure, the corporation shall take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

          F. Notices. Any notices required by the provisions of this Article IV to be given to the holders of shares of Series 1994-B Preferred Stock must be in writing and shall be deemed given when delivered at the address of the recipient; provided, however, that such address shall have been furnished in writing to the person giving notice and the address shall be at an entity that maintains regular business hours (except for holidays) throughout the entire year. In the event that the address furnished is not at an entity that maintains regular business hours, notice shall be deemed given upon the earlier of personal delivery or, if sent by registered or certified mail, at the earlier of its receipt or 72 hours after deposit in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as set forth above.

          G. Amendment. Any term relating to the Series 1994-B Preferred Stock may be amended only with the vote or written consent of holders of not less than a majority of all Series 1994-B Preferred Stock then outstanding. Any amendment so effected shall be binding upon the corporation and any holder of Series 1994-B Preferred Stock.

          H. Availability of Shares. The number shares of Series 1994-B Preferred Stock which are converted or redeemed pursuant to this Article IV shall be available in the discretion of the board of directors for reissuance as any series of Preferred Stock which may be designated by the board of directors.

     3.   Other shares of Preferred Stock.

     All shares of Preferred Stock not designated in these Articles of Incorporation may be issued from time to time in one or more series and for such consideration as the board of directors shall determine. Subject to the limitations set forth herein and any limitations then prescribed by law, authority is hereby expressly granted to the board of directors to fix by resolution from time to time the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including, without limitation, the following:

          A. The designation and number of shares comprising such series, which number may from time to time be decreased by the board of directors (but not below the number of such shares then outstanding) or may be increased (unless prohibited by action of the board of directors in resolutions creating such series);

          B. The rate, amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, including, without limitation, whether such dividends are cumulative or noncumulative and whether the shares of such series participate or do not participate in additional dividends after the payment of preferential dividends with respect to such shares;

          C. Any rights and preferences of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the corporation, and whether such amounts vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary;

          D. The full or limited voting rights, if any, of the shares of any such series, in addition to voting rights provided by law; and whether or not, under what conditions and with respect to what subject matters, the shares of such series shall be entitled to vote separately as a class;

          E. Any times, terms and conditions upon which the shares of such series may be subject to redemption and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided with respect to the redemption of such shares;

          F. Any rights to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, including, without limitation, the prices, rates, conversion or exchange and any other terms or conditions applicable to such conversion or exchange;

          G. Any limitations upon the payment of dividends or the making of distributions on or the acquisition or redemption of common stock of any other class of shares subordinate to the shares of such series with respect to the payment of dividends;

          H. Any conditions or restrictions upon the issue of any additional shares on a parity with or superior to the shares of such series; and

          I. Any other relative powers, preferences or rights and any other qualifications, limitations or restrictions with respect to the shares of such series as the board of directors may deem advisable and as shall not be inconsistent with the provisions hereof.

          Except as specified by these Articles of Incorporation or the board of directors, all shares of Preferred Stock shall be identical to and of equal rank with all shares of any other series of Preferred Stock, except as to the terms from which cumulative dividends, if any, shall accumulate.

     4.   Common Stock

          A. Dividends. Dividends in cash, property or shares of the corporation may be paid upon the Common Stock, as and when declared by the board of directors, out of funds of the corporation to the extent and in the manner permitted by law.

          B.   Distribution in Liquidation.  Upon any
liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock.

          C.   Voting Rights; Cumulative Voting.  Each
outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the corporation.

          D. Denial of Preemptive Rights. No holder of any shares of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.

Name Change

          FURTHER RESOLVED, that such Articles be amended by deleting Article I thereof and substituting therefor the following:

                                 ARTICLE I
                                   Name

          The name of the corporation shall be: Natural Gas
Technologies, Inc.


Limitation of Liability for Directors and Officers

          FURTHER RESOLVED, that such Articles be amended by adding Article XIII as follows:


                               ARTICLE XIII
            Limitation of Liability for Directors and Officers

          No director or officer of the corporation shall have any personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer; provided that directors and officers shall not be exonerated from liability for monetary damages for (a) any breach of the director's or officer's duty of loyalty to the corporation or to its shareholders;
     (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) the payment of distributions in violation of section 7-108-403 of the Colorado Business Corporation Act or (d) any transaction from which the director or officer directly or indirectly derived an improper personal benefit.

Reduction in Voting Requirement

          FURTHER RESOLVED, that such Articles be amended by adding Article XIV as follows:

                                ARTICLE XIV
                        Certain Voting Requirements

          With respect to any action to be taken by shareholders of this corporation which pursuant to the Business Corporation Act requires the vote of two-thirds of the outstanding shares of each voting group entitled to vote thereon as a result of the corporation having been in existence on June 30, 1994, the vote required to approve such action shall be the same as the vote which would be required under the Colorado Business Corporation Act to approve such action if the corporation were formed on or after July 1, 1994.